UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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March 19, 2009

To the Stockholders of

TORCHMARK CORPORATION (the Company):

Torchmark’s 2009 annual meeting of stockholders will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 30, 2009. The meeting will be conducted using Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. This policy is posted on Torchmark’s web site at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying notice and proxy statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2008.

Sincerely,

Mark S. McAndrew
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held April 30, 2009

To the Holders of Common Stock of

TORCHMARK CORPORATION

The annual meeting of stockholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 30, 2009 at 10:00 a.m., Central Daylight Time. Directions to attend the annual meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. You will be asked to:

(1) Elect the four nominees shown in the proxy statement as directors to serve for their designated terms or until their successors have been duly elected and qualified.

(2) Consider ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

(3) Approve amendments to the Company’s Amended and Restated By-Laws providing for majority voting for directors, advance notice of nominations and proposals and other necessary conforming and implementing changes.

(4) Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals (1), (2) and (3) above. These matters are more fully discussed in the accompanying proxy statement.

The close of business on Monday, March 2, 2009 is the date for determining stockholders who are entitled to notice of and to vote at the annual meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the annual meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The annual meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Secretary

McKinney, Texas

March 19, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 30, 2009:

The Company’s Proxy Statement and Annual Report are available at http://www.torchmarkcorp.com/annualreport.htm.

PROXY STATEMENT

Solicitation of Proxies

The Board of Directors of Torchmark Corporation (the Company) solicits your proxy for use at the 2009 annual meeting of stockholders and at any adjournment of the meeting. The annual meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 30, 2009. Mark S. McAndrew and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board of Directors.

If the enclosed proxy/direction card is returned, properly executed, and in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the respective trustees of each of the Torchmark Corporation Savings and Investment Plan, the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company and the Liberty National Life Insurance Company 401(k) Plan with respect to shares allocated to individual’s accounts under these plans. If the account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of any plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total shares in that plan for which directions have been received.

A plurality vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to elect directors. A simple majority vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to ratify the appointment of the Company’s independent registered public accounting firm. A vote of 80% of the holders of the issued and outstanding common stock represented in person or by proxy at the Stockholders’ meeting is required to adopt the amendments to the Company’s Amended and Restated By-Laws. Abstentions are considered as shares present and entitled to vote. Abstentions have the same legal effect as a vote against a matter presented at the meeting. Any shares for which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes.

Record Date and Voting Stock

Each stockholder at the close of business on March 2, 2009 is entitled to one vote for each share of common stock held on that date upon each proposal to be voted on by the stockholders at the meeting. At the close of business on March 2, 2009, there were                      shares of common stock of the Company outstanding. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board of Directors, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

Principal Stockholders

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2008, as indicated from Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class

Franklin Resources, Inc. Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403-1906

Templeton Global Advisors Limited Templeton Building Lyford Cay Nassau, Bahamas	8,083,472	(1)	9.5%

Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	5,376,433	(2)	6.32%

Barclays Global Investors, NA Barclays Global Fund Advisors 400 Howard Street San Francisco, CA 94105

Barclays Global Investors, Ltd. Murray House 1 Royal Mint Court London, EC3N 4HH

Barclays Global Investors Japan Limited Ebisu Prime Square Tower—8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-8402 Japan

Barclays Global Investors Canada, Limited Brookfield Place 161 Bay Street, Suite 2500 (P.O. Box 614) Toronto, Canada Ontario M5J 2S1

Barclays Global Investors Australia Limited Level 43 Grosvenor Place 225, George Street (P.O. Box N43) Sydney, Australia NSW 1220	4,368,747	(3)	5.14

(1)

Franklin Resources, Inc. (FRI), a Delaware corporation, and Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders), who each own in excess of 10% of the common stock of FRI, hold no shares of Torchmark stock directly. FRI and the Principal Shareholders disclaim beneficial ownership in all reported securities. All shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI (Investment Management Subsidiaries), including Templeton Global Advisors

Limited. Investment Management Subsidiaries report the following and disclaim beneficial ownership of the same:

Adviser Subsidiary	Power to Vote or Direct Vote	Power to Dispose or Direct Disposition
	Sole	Sole	Shared
Templeton Global Advisors Limited	6,132,024	6,209,524	10,240

Franklin Templeton Investment Management Limited	471,019	1,233,307

Templeton Investment Counsel, LLC	87,000	87,000	37,420

Franklin Templeton Investments Australia Limited	71,461	56,220	15,241

Franklin Templeton Investments (Asia) Limited	150,230	353,660

Franklin Advisors, Inc.	35,630	35,630

Franklin Templeton Investments Corp.	18,730	18,730

Franklin Templeton Investments Japan Limited	3,490	3,490

Fiduciary Trust Company International	9,800	9,800

Templeton Asset Management Ltd	9,610	9,610

Franklin Templeton Portfolio Advisors, Inc.	3,600	3,600

(2)	Pzena Investment Management, LLC, a Delaware investment adviser, has sole power to vote or direct the vote on 4,626,701 shares and sole power to dispose or direct the disposition of 5,376,433 shares.

(3)	All shares reported are held by company as detailed below in trust accounts for the economic benefit of the beneficiaries of those accounts.

	Power to Vote	Power to Dispose
Company	or Direct Vote	or Direct Disposition
	Sole	Sole
Barclays Global Investors, NA	1,957,292	2,521,156
Barclays Global Fund Advisors	926,021	931,358
Barclays Global Investors, Ltd.	435,372	507,298
Barclays Global Investors Japan Limited	360,251	360,251
Barclays Global Investors Canada Limited	44,189	44,189
Barclays Global Investors Australia Limited	4,522	4,522

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. In February 2007, the Board fixed the number of directors at ten persons.

The Board of Directors proposes the election of David L. Boren, M. Jane Buchan, Robert W. Ingram and Paul J. Zucconi as directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2012 or until their successors are elected and qualified. Ms. Buchan’s and Messrs. Boren, Ingram and Zucconi’s current terms expire at the 2009 Annual Meeting of Stockholders. The term of office of the other six directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below or until their successors are elected and qualified.

Non-officer directors first elected to the Board of Directors prior to April 28, 2005 retire from the Board of Directors at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. Directors who are employees/officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board of Directors unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR the nominees.

Profiles of Directors and Nominees(1)

Charles E. Adair (age 61) has been a director since April 2003. His term expires in 2010. He is also a director of Tech Data Corporation, and PSS World Medical, Inc. Principal Occupation: Partner, Cordova Ventures, Montgomery, Alabama, a venture capital management company since December 1993.

David L. Boren (age 67) has been a director of the Company since April 1996. He is also a director of AMR Corporation, Hiland Partners, L.P. and Texas Instruments, Inc. Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994.

M. Jane Buchan (age 45) has been a director of the Company since October 2005. Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000.

Robert W. Ingram (age 60) has been a director of the Company since October 2005. Principal Occupation: Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama since August 1992. (Senior Associate Dean, Culverhouse College of Commerce 2004-May, 2008 and Director, Culverhouse School of Accountancy, University of Alabama, 2002—2004).

Joseph L. Lanier, Jr. (age 77) has been a director of the Company since 1980. His term expires in 2010. He is also a director of Flowers Foods and Alliance One International, Inc. Principal occupation: Retired textile executive. (Chairman of the Board of Dan River Incorporated, Danville, Virginia, a textile manufacturer, November 1989-August 2006; Chief Executive Officer of Dan River Incorporated November 1989-February 2005).

Mark S. McAndrew (age 55) has been a director of the Company since July 1998. His term expires in 2011. Principal occupation: Chairman since February 2006 and Chief Executive Officer since August 2005 of the Company. (Chairman of Insurance Operations of the Company, February 2003-August 2005; Executive Vice President of the Company, September 1999-February 2003; Chief Executive Officer September 1999-August 2005 and President October 1991-August 2005 of Globe; President October 1991-July 2004 and Chief Executive Officer September 1999-July 2004 of United American; President and Chief Executive Officer of American Income, September 1999-December 2003.)

Lloyd W. Newton (age 66) has been a director of the Company since April 2006. His term expires in 2010. He is also a director of Goodrich Corporation and Sonocco Products Company. Principal Occupation: Consultant. (Executive Vice President Military Engines of Pratt & Whitney, Hartford, Connecticut, a manufacturer of aircraft engines, gas turbines and space propulsion systems, August 2000-March 2006).

Sam R. Perry (age 74) has been a director of the Company since October 2004. His term expires in 2011. Principal occupation: Attorney in Private Practice, Austin, Texas, since October 2004. (Shareholder and Of Counsel at Sneed Vine & Perry P.C., Austin, Texas December 2003-September 2004.)

Lamar C. Smith (age 61) has been a director of the Company since October 1999. His term expires in 2011. Principal Occupation: Retired financial services executive. (Chairman January 1992-January 2007 and Chief Executive Officer 1990-April 2007 of First Command Financial Services, Inc., Fort Worth, Texas, a financial services company providing insurance, mutual funds and banking services to current and former commissioned and non-commissioned military officers; Chairman of First Command Bank, a subsidiary of First Command Financial Services, Inc., May 2007 - September 2007).

Paul J. Zucconi (age 68) has been a director of the Company since July 2002. He is also a director of Titanium Metals Corporation, American Beacon Funds and Affirmative Insurance Holdings, Inc. Principal occupation: Business Consultant, Plano, Texas, since January 2001.

(1)	Liberty, Globe, United American, American Income and UILIC as used in this proxy statement refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and United Investors Life Insurance Company, subsidiaries of the Company.

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009 will be presented to the stockholders at the annual meeting. Deloitte & Touche LLP served as the independent registered public accounting firm of Torchmark, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2008 and has served in this capacity since 1999. The Audit Committee of the Board has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2009 and has recommended that the stockholders ratify the appointment of Deloitte & Touche LLP for 2009.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

Approval of Amendments to the Company’s Amended and Restated By-Laws

On October 30, 2008, the Board of Directors adopted, subject to stockholder approval at the 2009 Annual Meeting of Stockholders, amendments to Articles II and III of the Amended and Restated By-Laws (the “By-Laws”) to (i) change the voting standard in uncontested director elections from plurality voting to majority voting, (ii) add advance notice provisions requiring stockholders to give notice to the Company of a stockholder’s director nominees or other business to be brought by a stockholder before an annual meeting of stockholders and (iii) make other conforming changes necessary to implement the majority voting and advance notice provisions as well as certain miscellaneous changes described in more detail below. On February 2, 2009, the Board modified certain aspects of the timing in the proposed advance notice provisions. The amendments to Articles II and III of the By-Laws will become effective as of the date that they receive the required vote for approval by the Company’s stockholders.

A summary of the proposed amendments to Articles II and III of the By-Laws is set forth below. This summary is qualified in its entirety by the full text of Articles II and III as proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Summary of Amendments

Purpose. While the Company’s current By-Laws only require that director nominees receive a plurality of the stockholder votes cast at an annual meeting of stockholders to be elected, historic results reflect that the Company’s director nominees actually received by a majority of the votes cast at annual meetings. The Board of Directors, after considering a unanimous recommendation from the Governance and Nominating Committee and with the complete support of Company management, has determined that it is desirable to formally adopt in the Company’s By-Laws the good governance practice of majority voting in uncontested director elections.

The purposes of the advance notice provisions, which require a stockholder to provide prior written notice to the Company of the stockholder’s director nominees or other business to be brought by the stockholder at a meeting, are to facilitate an orderly meeting and to ensure that stockholders receive revelant information about matters to be voted on at a meeting prior to that meeting.

The purposes of other proposed changes to Articles II and III of the By-Laws are either to implement the majority voting and advance notice provisions or to conform language in these Articles II and III to precisely reflect Company practices.

Majority Voting. In uncontested elections for directors, the proposed By-Law amendments provide that each director will be elected by a majority of the votes cast with respect to the director (meaning more votes are cast “for” than “against” the nominee’s election). Directors will be elected by a plurality of votes cast if a stockholder has nominated a person for director and that nomination is not withdrawn at least seven days prior to the date on which the Company mails its proxy statement. If directors are subject to being elected by a plurality vote, then stockholders will not be allowed to vote against a nominee.

Subject to stockholder approval of these By-Law amendments, the Governance and Nominating Committee of the Board of Directors has established a separate policy pursuant to which (1) an incumbent director who is not elected in an uncontested election will offer to tender his or her resignation to the Board; (2) the Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the resignation or whether other actions should be taken; (3) the Board will act on this recommendation within 90 days after the date on which the election results are certified and (4) within four business days after the Board’s decision, the Company will file a Form 8-K with the SEC publicly disclosing the decision. This director resignation policy provides that director nominees will submit, at the time they are nominated, a contingent resignation which will become effective only if (i) that director fails to receive a majority vote in an uncontested election and (ii) the Board accepts the resignation in accordance with the By-Laws and the policy. If an incumbent director fails to receive a sufficient number of votes to be re-elected, the Governance and Nominating Committee will consider the director’s tendered resignation and, within 75 days following the date of the revalent stockholders’ meeting where the election occurred, make a recommendation to the Board regarding acceptance or rejection of the resignation. The committee will consider all relevant factors in making its recommendation, including but not limited to, any stated reason(s) why stockholders voted against that director’s re-election, special qualifications of the director (for example, serving as the “audit committee financial expert” on the Audit Committee), whether the resignation would cause the Company to be in violation of any of its governing documents, legal or regulatory requirements or stock exchange rules, and whether the resignation would be in the best interests of the Company and its stockholders. The committee will also consider a range of potential alternatives concerning the tendered resignation as they deem appropriate including, but not limited to, accepting the resignation, rejecting the resignation, or rejecting the resignation with a commitment to seek to address and cure the underlying reasons the committee believed led to the director receiving a majority “against” vote. After receiving the Governance and Nominating Committee’s recommendation, the Board will make its decision regarding the resignation not later than 90 days after the date election results are certified. Within four business days after the Board’s decision, the Company will file a Form 8-K with the SEC disclosing the Board’s decision, process, and rationale. Directors whose resignations are being considered under this policy cannot participate in the Governance and Nominating Committee’s or Board’s deliberations, the committee’s recommendation or the Board’s determination with respect to the resignation.

Advanced Notice. The proposed By-Law amendments will require stockholders who wish to nominate a person for election to the Board of Directors or to bring business before a stockholders meeting (whether as a proposal in the Company’s proxy statement or otherwise) to comply with certain procedures including the timing and content of the advance notice provisions.

Advanced Notice for Business (Other than Director Nominations) at Annual Meetings. To be properly brought before an annual meeting of stockholders by a stockholder, business (other than director nominations) must be timely submitted by a notice in writing to the Corporate Secretary of the Company. This advance notice must be delivered to, or mailed to and received at, the Company’s principal executive offices not later than the close of business on the 60th day or earlier than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders. If the Company adjusts the annual meeting date to be more than 30 days before or more than 70 days after that anniversary date, then the advance notice must be received at the Company not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which the Company first announced the changed meeting date.

The advance notice must contain with respect to each matter which the stockholder wishes to be considered at the annual meeting (i) a brief description of the business, including the complete text of any resolutions or proposed By-Law amendments relating to the business brought before the meeting, (ii) the name and address of the stockholder proposing the business and any stockholder associated person(s), (iii) the class and number of shares of stock owned beneficially or of record by the stockholder and any stockholder associated person(s), supported by documentary evidence, (iv) any material interest, including any direct or indirect financial interest in the proposed business, (v) any agreement(s) that the stockholder has with anyone in connection with the proposed business, (vi) a description of any derivative positions, hedging or other various techniques, positions, or economic or voting interests held by or to which the stockholder or any stockholder associated person(s) is a party with respect to Company stock and whether and the extent to which this has been done to mitigate loss or manage risk of stock price changes or to increase the voting power of the stockholder or any stockholder associated person(s) with respect to Company stock, (vii) a representation that the stockholder is a record holder entitled to vote at the meeting and will be present at the meeting in person or by proxy to propose the business and (viii) a representation whether the stockholder or any stockholder associated person(s) or a group of which they are a part intends to send a proxy statement and form of proxy to Company stockholders and/or otherwise solicit proxies from stockholders in support or the proposal.

The chairman of the meeting must determine and declare to the meeting whether the business was properly brought before the meeting in accordance with these advance notice provisions. If the chairman determines that the business was not properly brought before the meeting, the business cannot be transacted. If the stockholder or his/her qualified representative does not appear at the annual meeting of stockholders to present the business, the business will not be considered even though the Company has received voted proxies regarding the business.

Stockholders must still comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and accompanying regulations. Notwithstanding the time frames set out above for providing advance notice, for any matters proposed to be presented by a stockholder in the Company’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act, notice will be considered timely if it has been delivered within the time period specified in Rule 14a-8(e) under the Exchange Act, however, the stockholder proposing the matter must still provide the information in the notice as discussed above.

Advance Notice of Director Nominations. Stockholders of the Company may nominate persons for election as a director of the Company at the annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing one or more directors to the Board. To properly nominate a person for election as a director of the Company, the stockholder making the nomination must timely submit a written notice making the nomination to the Corporate Secretary of the Company. This advance notice for a director nomination at an annual meeting must be delivered to, or mailed to and received at, the Company’s principal executive offices not later than the close of business on the 60th day or earlier than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders. If the Company adjusts the annual meeting date to be more than 30 days before or more than 70 days after that anniversary date, then the advance notice must be received at the Company not earlier than the close of business on the 120th day prior to the annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which the Company first announced the changed meeting date. If the nomination is being made at a special meeting, the advance notice of the nomination must be delivered to, or mailed to and received at, the Company’s principal executive offices not earlier than the 90th day prior to the special meeting and not later than the close of business on the later on the 60th day prior to the special meeting or the 10th day following the day on which public announcement first made of the special meeting and of the nominees proposed by the Board of Directors for election at the special meeting.

The advance notice of a nomination must contain for each nominee (i) the name, age and business and residence addresses of the person, (ii) the class and number of shares of the Company which are beneficially owned by the person, (iii) a description of all arrangements, understandings or relationships between the stockholder and the nominee pursuant to which the nomination is being made or with whom the stockholder is affiliated, associated or otherwise acting in concert, (iv) all information on the nominee which would be required by a National Association of Insurance Commissioners (NAIC) Biographical Affidavit and attachments, (v) a notarized affidavit signed by the person stating that, if elected as a member of the Board of Directors, he or she will serve, that he or she is eligible to be elected to the Board and that, if he or she will be named in the Company’s proxy statement as a nominee for director, he or she consents to being named in the proxy statement as a nominee, (vi) a completed independence questionnaire which can be obtained from the Corporate Secretary, (vii) a description of any voting commitments and/or other arrangements or obligations by which the person is or will be bound as a director and (viii) any other information required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for the election of directors under the Exchange Act or pursuant to the requirements of any other governmental body or stock exchange on which the Company is listed. The advance notice must also contain information regarding the stockholder including (i) the name and address of the stockholder, its principals and any stockholder associated person(s) on whose behalf the nomination is being made as well as of any 10% stockholders of the stockholder and any stockholder associated person(s), (ii) the class and number of shares of Company stock which are owned beneficially or of record by the stockholder and any stockholder associated person(s), including documentary evidence thereof, (iii) a list of all stockholder proposals and director nominations made by the stockholder during the prior 10 years, (iv) a list of all litigation filed against the stockholder and/or the principals of the stockholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of any derivative positions, hedging or other various techniques, positions, or economic or voting interests held by or to which the stockholder or any stockholder associated person(s) is a party with respect to Company stock and whether and the extent to which this has been done to mitigate loss or manage risk of stock price changes or to increase the voting power of the stockholder or any stockholder associated person(s) with respect to Company stock, (vii) if the stockholder is an individual, all information required by the NAIC Biographical Affidavit and attachments, and (viii) a representation whether the stockholder or any stockholder associated person(s) or a group of which they are a part intends to send a proxy statement and form of proxy to Company stockholders and/or otherwise solicit proxies from stockholders in support of the nomination.

The chairman of the meeting must determine and declare to the meeting whether the nomination was properly made in accordance with these advance notice provisions. If the chairman determines that the nomination was not properly made, the defective nomination will be disregarded. If the stockholder or his/her qualified representative does not appear at the annual meeting of stockholders to present the nomination, the nomination will not be considered even though the Company has received voted proxies in the election.

Stockholders must still comply with all applicable requirements of the Exchange Act and accompanying regulations in connection with the making of director nominations.

Miscellaneous Provisions. The proposed amendments to Articles II and III of the By-Laws contain the following conforming and miscellaneous changes:

(i)	clarification that the only business that can be brought before a special meeting of stockholders is the business in the Company’s meeting notice except in the case of a special meeting called by the Company for the express purpose of electing directors, where stockholders have the right to nominate directors as provided in Article III of the By-Laws;

(ii)	clarification that the written resignation of a director, Board committee member or officer may specify whether it will be effective at a particular time, on receipt by the Chief Executive Officer or Secretary or at the pleasure of the Board of Directors. If no specification is made, the resignation will be deemed effective at the pleasure of the Board of Directors.

(iii)	confirmation of past practice that if a director is appointed to the Board of Directors to fill a vacancy on the Board (whether created by death, removal, resignation or due to an increase in the size of the Board), that director will stand for election at the next succeeding annual meeting of stockholders;

(iv)	addition of a reference to the Governance and Nominating Committee and deletion of an inadvertent reference to the Executive Committee in Article III, Section 6 on Election of Committee Members; and

(v)	clarification that if the Board of Directors determines to act by unanimous consent without a meeting, the consent may be in writing or by e-mail, both of which are permitted by Delaware law.

Potential Anti-Takeover Effects of Certain Amendments to the By-Laws

As a result of the specific timing and content requirements of the advance notice provisions set forth in the proposed amendments to the By-Laws (Section 7 of Article II and Section 2 of Article III), the proposed amendments may have the effect of making more difficult a stockholder nomination for the election of directors or the submission by stockholders of other proposals. The advance notice provisions may discourage a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors or otherwise attempting to obtain control of the Company. Therefore, the proposed amendments containing these advance notice provisions could be deemed to have an anti-takeover effect because they may impede or discourage efforts by potential bidders to obtain control of the Company or make difficult the removal of management. The proposed amendments could prevent the Company’s stockholders from selling their shares at higher than market prices by deterring unfriendly mergers, tender offers or other efforts to obtain control of the Company.

The advance notice provisions contained within the proposed amendments to the By-Laws do not give the Board of Directors or management the power to approve or disapprove stockholder nominations for the election of directors or any other proposal submitted by stockholders made in accordance with the procedural requirements. The advance notice provisions contained in the proposed amendments would not affect the timing requirements under the Exchange Act for submitting stockholder proposals for inclusion in the proxy statement for the annual meeting of stockholders, nor would they apply to questions that a stockholder may wish to ask at the annual meeting.

While some stockholders may find the potential anti-takeover effect of the proposed amendments to be disadvantageous, the Board of Directors of the Company believes that the advance notice provisions will significantly benefit the Company by promoting continuity and stability in the Company’s management, policies and procedures.

Certain other provisions that are applicable to the Company under Delaware law and that are set forth in the Company’s Certificate of Incorporation, as amended (the Certificate of Incorporation), and By-Laws presently exist that could have anti-takeover effects, including the following:

•

Delaware Law. The Company is subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between the Company and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period.

•

Number of Directors; Classified Board of Directors; Filling Vacancies; Removal. The Company’s By-Laws provide that the number of directors on the Board of Directors shall consist of not less than seven nor more than 15 persons, with the exact number to be fixed by a majority vote of the Board. The Company’s Board is divided into three classes, and the directors serve three-year terms. This classification of directors could have the effect of making it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, are generally required to effect a change in a majority of the Board. Such a delay may help ensure that the Board, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer or an extraordinary corporate transaction, would have sufficient time to review the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such attempt might be beneficial to the Company and its stockholders.

The Company’s By-Laws provide that any vacancies on the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors, or, if all directors have been removed, by a majority vote of the stockholders. Accordingly, the Board could prevent any stockholder from enlarging the Board and filling the new directorships with such stockholder’s own nominees.

The By-Laws further provide that directors may be removed only for cause and only upon the affirmative vote of at least 80% of the Company’s voting stock.

•

No Stockholder Action by Written Consent; Special Meetings. The provisions of the Company’s Certificate of Incorporation and By-Laws that prohibit stockholder action by written consent and permit special meetings to be called only at the request of a majority of the Board of Directors may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions also prevent the holders of a majority of the Company’s voting stock from unilaterally using the written consent procedure to take stockholder action. Further, a stockholder could not force stockholder consideration of a proposal over the opposition of a majority of the Board of Directors by calling a special meeting of stockholders prior to the time such directors believe consideration to be appropriate.

•

Fair Price Provisions Involving Business Combinations. The Company’s Certificate of Incorporation contains a “fair price” provision that applies to certain business combination transactions involving any person, entity or group that beneficially owns at least 10% of the Company’s aggregate voting stock, such person, entity or group being referred to as an “interested stockholder.” This provision requires the affirmative vote of the holders of not less than 80% of the Company’s voting stock to approve certain transactions between an interested stockholder or its affiliates and the Company or its subsidiaries. This “fair price” provision could have the effect of delaying or preventing a change in control of the Company in a transaction or series of transactions that does not satisfy the stated criteria.

•

Amendments. The affirmative vote of holders of not less than 80% of the Company’s voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with or repeal certain provisions of the Company’s Certificate of Incorporation and By-Laws, including the anti-takeover provisions herein discussed.

•

Issuance of Additional Preferred Stock. The Company’s Certificate of Incorporation authorizes the Board of Directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the Board, including voting, dividend and conversion rights, may delay, discourage or prevent a change in control of the Company.

Although the advance notice provisions contained within the proposed amendments to the By-Laws may also have anti-takeover effects, these provisions are not being proposed in response to any known effort or threat to acquire control of the Company. The proposed amendments are not part of a plan by the Board of Directors or management to adopt a series of amendments to the Company’s Certificate of Incorporation or By-Laws having an anti-takeover effect, and the Board and management do not currently intend to propose other anti-takeover measures in future proxy solicitations.

Required Vote

In order to be adopted, this proposal must receive the affirmative vote of a 80% of the shares of common stock eligible to be voted at the Annual Meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal. Unless instructed to the contrary, shares represented by the proxies will be voted to approve the amendments to Articles II and III of the Amended and Restated By-Laws of the Company.

Recommendation of the Board

The Board has unanimously approved the proposed amendments to the By-Laws and recommends that shareholders vote FOR the approval of the proposed amendments.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the meeting. If any other proper matters are brought before the meeting, the persons named in the proxy, or in the event no person is named, Mark S. McAndrew and Larry M. Hutchison will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of Directors of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years
Danny H. Almond	57	Vice President and Chief Accounting Officer of Company since February 2007. (Vice President, Accounting of Company, December 2005 - February 2007; Senior Vice President, Accounting of United American, October 1999 - December 2005).

Gary L. Coleman	56	Executive Vice President and Chief Financial Officer of Company since September 1999.

Vern D. Herbel	51	Executive Vice President and Chief Administrative Officer of Company since April 2006; Chief Executive Officer of United American since July 2004; Executive Vice President of Globe and American Income since May 2002. (President July 2004 - November 2007 and Executive Vice President August 2002 - July 2004 of United American).

Charles F. Hudson	52	President and Chief Executive Officer of Globe since August 2005. (Senior Vice President of Globe, August 2001 - August 2005).

Larry M. Hutchison	55	Executive Vice President and General Counsel of Company since September 1999.

Andrew W. King	51	President and Chief Marketing Officer of United American since November 2007; President and Chief Marketing Officer of Liberty since January 2006. (President, Branch Office Marketing Division of United American, September 1999 - January 2006).

Anthony L. McWhorter	59	Chief Executive Officer of Liberty and UILIC since September 1999; President of UILIC since September 1998. (Executive Vice President of Company, September 1999 - April 2006; President of Liberty, December 1994 - January 2006).

Rosemary J. Montgomery	59	Executive Vice President and Chief Actuary of Company since September 1999.

Roger C. Smith	56	President and Chief Executive Officer of American Income since December 2003. (President—American Income Marketing Division, January 2002 - December 2003).

W. Michael Pressley	57	Vice President and Chief Investment Officer of Company since April 2006. (Corporate Actuary of Company, September 2002 - April 2006).

Glenn D. Williams	49	Executive Vice President and Chief Marketing Officer of Company since August 2005. (Senior Vice President, Marketing of Company, March - August 2005; Executive Vice President of Globe and United American, September 1999 - March 2005).

Stock Ownership

The following table shows certain information about stock ownership as of December 31, 2008 for the directors whose terms continue after this Annual Meeting of Stockholders, the director nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2009.

	Company Common Stock or Options Beneficially Owned as of December 31, 2008(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles E. Adair Montgomery, AL	37,000	0
David L. Boren Norman, OK	15,031	0
M. Jane Buchan Corona Del Mar, CA	28,000	0
Robert W. Ingram Tuscaloosa, AL	23,690	0
Joseph L. Lanier, Jr. Lanett, AL	64,876	74,986
Mark S. McAndrew McKinney, TX	755,100	11,195
Lloyd W. Newton Lithia, FL	18,960	0
Sam R. Perry Austin, TX	33,251	0
Lamar C. Smith Fort Worth, TX	72,062	0
Paul J. Zucconi Plano, TX	38,900	3,725
Gary L. Coleman Plano, TX	599,506	17,612
Vern D. Herbel McKinney, TX	182,888	29,969
Charles F. Hudson Prosper, TX	115,432	2,484
Larry M. Hutchison Duncanville, TX	528,927	12,651
Andrew W. King Plano, TX	310,487	11,799
Anthony L. McWhorter Birmingham, AL	464,056	7,878
Rosemary J. Montgomery Parker, TX	499,189	576
Roger C. Smith Lucas, TX	220,185	493
Glenn D. Williams Plano, TX	148,887	2,398
Danny H. Almond Plano, TX	77,753	4,094
W. Michael Pressley Garland, TX	40,729	172
All Directors, Nominees and Executive Officers as a group:(5)	4,274,909	180,032

(1)	No directors, director nominees or executive officers beneficially own 1% or more of the common stock of the Company.
(2)	Messrs. Coleman, Almond and Pressley own 4,000, 13,100 and 1,550 Torchmark Capital Trust III Trust Originated Preferred Securities, respectively, directly. Mr. Zucconi owns 1,500 Torchmark Capital Trust III Trust Originated Preferred Securities indirectly through a family limited partnership.

(3)	Includes: for Adair, 33,211 shares; for Boren, 12,000 shares; for Buchan, 24,000 shares; for Ingram, 18,000 shares; for Lanier, 30,000 shares; for McAndrew, 647,023 shares; for Newton, 18,000 shares; for Lamar Smith, 59,842 shares; for Zucconi, 38,900 shares; for Perry, 30,000 shares; for McWhorter, 448,605 shares; for Coleman, 458,007 shares; for Hutchison, 435,783 shares; for Montgomery, 404,479 shares; for Pressley, 40,329 shares; for Roger Smith, 213,485 shares; for Herbel, 175,488 shares; for Hudson, 107,328 shares; for Williams, 122,564 shares; for King, 259,487 shares; for Almond, 71,313 shares and for all directors, executive officers and nominees as a group, 3,647,844 shares, that are subject to presently exercisable Company stock options.

Shares reported for McAndrew include 85,310 shares which are pledged. Shares reported for King include 42,500 shares which are pledged. Shares reported for McWhorter include 10,650 shares which are pledged.

(4)	Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 11,195 shares, 1,686 shares, 17,612 shares, 172 shares, 12,651 shares, 11,619 shares, 493 shares, 2,398 shares, 2,484 shares, 11,799 shares and 576 shares calculated based upon conversion of stock unit balances held in the accounts of Messrs. McAndrew, McWhorter, Coleman, Pressley, Hutchison, Herbel, Roger Smith, Williams, Hudson, King and Ms. Montgomery, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. McWhorter also includes approximately 6,192 shares calculated based upon conversion of his stock unit balance in the Profit Sharing & Retirement Plan of Liberty (PS&R Plan) to shares. Indirect ownership for Mr. Herbel also includes 9,175 shares held in his living trust and 9,175 shares held in his spouse’s living trust.

Indirect ownership for Mr. Zucconi includes 3,725 shares held in a family limited partnership. Indirect ownership for Mr. Lanier includes 56,074 shares held by a family partnership, 16,512 shares owned by his spouse and 2,400 shares owned by his children. Mr. Lanier disclaims beneficial ownership of 16,512 shares owned by his spouse and 2,400 shares owned by his children.

(5)	All directors, nominees and executive officers as a group, beneficially own 4.79% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that Torchmark have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Torchmark and its subsidiaries (collectively, Torchmark), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board has adopted certain categorical standards described below to assist it in making determinations of independence.

The categorical standards for independence determinations adopted by the Board of Directors are:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

ii.	A director who receives, or whose immediate family member receives, more than $120,000 in any twelve month period in direct compensation from Torchmark other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 in any twelve month period in such compensation.

iii.	A director who is a current partner or employee of the firm that is the Company’s internal or external auditor; a director who has an immediate family member who is a current partner of the Company’s internal or external audit firms; a director who has an immediate family member who is a current employee at such a firm and who personally works on the Company’s audit; or a director or a director who has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit during that time will not be deemed “independent”.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Torchmark’s present executive officers serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

v.	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, Torchmark for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board further adopted the following additional categorical standards for determining director independence on February 23, 2005, which were reviewed, amended and restated on February 20, 2007:

1)	An independent director does not directly or indirectly beneficially own more than 10% of any class of the Company’s equity securities.

2)	If a Company director is an executive officer of another company in which the Company owns a common stock interest in excess of 5% of total shareholder’s equity, or where the other company owns a common stock interest in the Company in excess of 5% of total shareholder’s equity, the director is not independent.

3)	An independent director is not and is not affiliated with an entity that is an adviser or consultant to the Company or a member of the Company’s senior management.

4)	An independent director has no personal services contract(s) with the Company or a member of senior management of the Company.

5)	An independent director is not affiliated with a not-for-profit entity that receives significant contributions from the Company (defined as the greater of $1 million or 2% of the not-for-profit entity’s consolidated gross revenues).

6)	An independent director is not employed by a public company at which an executive officer of the Company serves as a director.

7)	If a Company director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is greater than 5% of the total consolidated assets of the company that he/she serves as an executive officer, the director is not independent.

8)	A director elected pursuant to any arrangement or understanding with another person or group is not an independent director.

9)	An independent director does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, where such investment exceeds $1 million or 2% of such entity’s invested capital, whichever is greater, in any of the last three years.

10)	An independent director does not have, nor may any immediate family member have, any direct or indirect material interest in a transaction or series of transactions to which the Company or a subsidiary is a party in which the transaction amount exceeds $120,000 (other than interests arising solely from an aggregate ownership interest of less than 10% of the Company or an entity furnishing services to the Company).

11)	An independent director has not, and his/her immediate family members have not, accepted or agreed to accept from the Company any consulting, advisory or other compensatory fee except fees received for service as a director.

All directors other than those deemed not “independent” under the foregoing standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading.

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which included questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee made recommendations to the Board of Directors regarding director independence on February 26, 2008 and February 26, 2009. Accordingly, as of the February 26, 2008 and February 26, 2009 Board meetings, the Board determined that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, David L. Boren, M. Jane Buchan, Robert W. Ingram, Joseph L. Lanier, Jr., Lloyd W. Newton, Sam R. Perry and Paul J. Zucconi. Mark S. McAndrew (as a Company employee) and Lamar C. Smith (because of the three year look-back period associated with related party transactions between certain Company subsidiaries and First Command Financial Services, Inc. and its subsidiaries, where Mr. Smith served as an executive officer and/or employee until his September 30, 2007 retirement) are not considered “independent”.

Executive Sessions

Torchmark’s non-management directors have since October, 2002 met in regularly scheduled executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled, physically-held meetings each year. Additional executive sessions can be scheduled at the request of the non-management directors. Beginning in 2004, at least one executive session per year is conducted with only independent directors present.

The director who presides over the executive sessions is the Chair of the Governance and Nominating Committee. If that director is not present, another independent director will be chosen by the executive session to preside.

You may communicate with Torchmark’s non-management directors by writing to the Executive Session of the Torchmark Corporation Board of Directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Communications with the Board of Directors

Security holders of the Company and other interested parties may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

Torchmark has adopted Corporate Governance Guidelines, a Code of Ethics for the CEO and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers and employees, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board of Directors has the following standing committees more fully described below: Audit, Compensation and Governance and Nominating. The Board may also, from time to time, name additional special committees.

Audit Committee—The Audit Committee is currently comprised of Messrs. Zucconi (2008 Chairman), Adair, Ingram and Perry. As of the date of this Proxy Statement, all members of the Audit Committee are independent under the definition contained in the NYSE rules and fully comply with SEC rules and regulations.

The Audit Committee reviews and discusses with management and the independent auditors the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function, reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings and reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy. Additionally, the Audit Committee meets with the Company’s independent accountants and internal auditors both with and without management present. The Audit Committee met eleven times in 2008 (three physically-held meetings and eight teleconference meetings).

The Audit Committee has a written charter, which is annually reviewed and updated if necessary. The committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The Compensation Committee is currently comprised of Messrs. Lanier (2008 Chairman), Newton and Boren and Ms. Buchan. All members of the Compensation Committee are independent under the rules of the NYSE, Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

The Compensation Committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light thereof, and recommending his total compensation to the independent directors serving on the Board for their approval; establishes the annual bonus pool; administers the Company’s Section 162(m) bonus plan and stock incentive plan; and makes recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity-based plans. The Compensation

Committee is authorized to employ its own independent compensation consultant and has chosen to retain Mercer Human Resources Consulting. The Compensation Committee receives input and recommendations from the Chief Executive Officer and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day to day administrative functions for implementation of its compensation decisions and programs to Company officers. The Compensation Committee held five physical meetings and executed one unanimous written consent in 2008.

The Compensation Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation committee interlocks and insider participation—Torchmark has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The Governance and Nominating Committee is currently comprised of Messrs. Adair, Boren (2008 Chairman), Ingram, Lanier, Newton, Perry and Zucconi and Ms. Buchan. All members of the Governance and Nominating Committee are independent under the NYSE rules as of the date of this Proxy Statement.

The Governance and Nominating Committee has the following duties and responsibilities: (1) receiving and evaluating the names and qualifications of potential director candidates; (2) identifying individuals qualified to become Board members consistent with criteria set by the Board of Directors and recommending to the Board director nominees; (3) recommending the directors to be appointed to Board committees and the committee chairs; (4) developing and recommending to the Board a set of governance guidelines for the Company; (5) monitoring and annually evaluating how effectively the Board and Company have implemented the corporate governance guidelines; and (6) overseeing evaluations of the Board and Company management. The Governance and Nominating Committee held three physical meetings in 2008.

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The Governance and Nominating Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at the address set out above.

Director Qualification Standards

Torchmark’s Corporate Governance Guidelines discuss the following director qualification standards:

1.	Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;

3.	Term Limits;

4.	Retirement Policy; and

5.	Selection of the Chairman of the Board.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Guidelines are located under the Corporate Governance heading. Printed copies of the Guidelines may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Additionally, the Governance and Nominating Committee and the Board of Directors of Torchmark adopted the following statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates on April 29, 2004:

Torchmark Corporation

Qualifications of Directors

In addition to any other factors described in Torchmark’s Corporate Governance Guidelines, the Governance and Nominating Committee and the Board of Directors should at a minimum consider the following factors in the nomination or appointment of members of the Board:

1.	Integrity: Directors should have integrity and be of personal and professional ethical character.

2.	Absence of Conflicts of Interest: Directors should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its shareholders.

3.	Achievement/Experience: Directors should have experience in management or at the policy-making level in one or more fields of business, government, education, technology, science, or community/civic affairs.

4.	Business Understanding: Directors should have a general appreciation regarding major issues facing public companies of size and operational scope similar to that of the Company, including business strategy, business environment, corporate finance, corporate governance and board operations.

5.	Oversight: Directors should have the ability to exercise sound business judgment.

6.	Available Time: Directors should have sufficient time to effectively carry out their duties, including preparing for and attending Board meetings, meetings of the Board committees on which they serve and the Annual Meeting of Shareholders, after taking into consideration their other business and professional commitments.

7.	Age: Directors must comply with the Board established retirement age limits for directors.

8.	Independence: Directors should be independent in their thought and judgment and be committed to enhancing long-term value for all shareholders. A majority of the Board must be independent directors, as defined by the New York Stock Exchange.

9.	Diversity: Directors should be selected so that the Board reflects appropriate diversity.

Under exceptional and limited circumstances, the Governance and Nominating Committee and Board may approve the candidacy of a director nominee who may not necessarily satisfy all of these criteria, if they believe the service of that nominee is in the best interests of the Company and its shareholders.

Procedures for Identifying and Evaluating Director Candidates

1.	Chairman and CEO, the Governance and Nominating Committee or other Board Member identifies need (a) to add new Board Member meeting specific criteria or (b) to fill a vacancy on the Board.

2.	Governance and Nominating Committee initiates search, working with Company staff support and seeking input from other Board Members and Senior Company Management. The Governance and Nominating Committee may also engage a professional search firm to assist in identifying director candidates if necessary.

3.	Candidates that will satisfy any specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Governance and Nominating Committee.

4.	The Chairman and CEO and at least one Member of the Governance and Nominating Committee will interview prospective candidate(s).

5.	Governance and Nominating Committee meets to consider and approve final candidate.

6.	Governance and Nominating Committee seeks full Board endorsement of selected candidate.

7.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates.

Board and Annual Shareholder Meeting Attendance

During 2008, the Board of Directors held five physical meetings and one teleconference meeting. In 2008, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board also acted twice by unanimous written consent.

Torchmark has a long standing policy that the members of its Board of Directors be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 24, 2008 Annual Meeting of Shareholders, all ten directors were present.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors is responsibile for determining the compensation of our senior executives at Torchmark and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Chief Executive Officer and other members of senior management and the assistance of an independent compensation consultant, the Compensation Committee sets the total compensation in various forms that our named executive officers (the CEO, CFO and the other executives listed in the compensation tables in this Proxy Statement) receive. The committee ensures that the mix of compensation among these various elements is appropriately balanced and also considers the retirement and other benefits available to our named executive officers in order to ensure that their compensation is fair, reasonable and competitive.

Compensation Philosophy

Torchmark’s executive compensation philosophy is compatible with our business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in net operating income per share and return on equity, which we believe provides long-term value to our shareholders and therefore aligns management’s interests with our shareholders’ interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, motivate, reward and retain our key executives at both the holding company and subsidiary levels. Based on both annual and long-term goals, the Compensation Committee evaluates and makes decisions in three categories:

(a)	annual versus long-term compensation;

(b)	cash versus equity compensation; and

(c)	performance-based compensation which is deductible under Internal Revenue Code Section 162(m) versus discretionary compensation based upon management recommendations and Compensation Committee decisions.

This evaluation and decision-making process has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.

Our compensation philosophy is regularly reviewed by the Compensation Committee. From time to time, as necessary, the Compensation Committee may modify our compensation philosophy, principles or goals. For example, for a number of years, growth in net operating income per share has been the objective we have emphasized in determining and awarding annual bonuses. However, the Compensation Committee continues to conduct an evaluation of potential additional and/or alternative performance objectives for bonuses with input from Company management and the assistance of the committee’s compensation consultant. For 2008, the Compensation Committee determined to use growth in net operating income as the earning-based objective for 2008 bonuses, subject to the reduction based upon weighting factors assigning 80% to earnings per share growth (ranging from 5% to 11%) and 20% to return on equity (ranging from 11% to 17%), and subject to the exercise of discretion on the part of the Compensation Committee to further reduce the bonuses based upon consideration of subjective, qualitative factors.

Our compensation program is applied to our named executive officers in a fashion similar to its application to the Chief Executive Officer. Any differences are due to difference in job scope and market compensation for the various positions.

Role of Executive Officers in Compensation Decisions

Company management, including our Chief Executive Officer, Chief Financial Officer and General Counsel, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the committee in connection with our cash and equity compensation programs and plans. Specifically, our Chief Executive Officer provides input to assess the effectiveness of the existing compensation philosophy and programs, assists in the design of new compensation programs and the modification of existing programs and makes specific recommendations regarding the potential bonus pool and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all named executive officers except himself.

Compensation Consultant

The Compensation Committee has the authority to employ outside advisors, experts and other professionals to assist it. Since 2006, the committee has retained Mercer Human Resources Consulting, an independent compensation consulting firm. Mercer does not provide any consulting services to the Company. In 2008, Mercer performed reviews of the competitiveness of the total cash and equity-based compensation paid to the CEO and the other named executive officers and provided certain special reports requested by the Compensation Committee, such as reports on executive compensation practices and performance metrics within the Company’s peer group and an evaluation of the Company’s Management Incentive Plan.

Setting Executive Compensation

The Compensation Committee considers market comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the insurance executives necessary to the successful operation of the Company. The committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant.

Since 2007, the Compensation Committee has measured both executive compensation and Company performance against a peer group constructed based on those companies listed in the Fortune 1000 stock life and health companies annual rankings. This Fortune listing is then adjusted to remove companies with revenues of more than $20 billion and companies owned by mutual insurance holding companies or for which executive compensation data is not readily available. Based upon the Fortune 1000 stock life and health rankings for 2007 published in the May 5, 2008 issue, our peer group against which the Compensation Committee benchmarked pay practices for 2008, was comprised of AFLAC, Genworth Financial, Principal Financial, Lincoln National, UNUM Group, Conseco, Protective Life, Stan Corp Financial and Phoenix Companies. The median fiscal year 2007 revenue for this peer group was roughly $10.5 billion, and Torchmark’s revenue for 2007 ($3.5 billion) was near the 25th percentile of the peer group. The median market capitalization for these peer group companies at October 23, 2008 was $2 billion, with Torchmark having an October 23, 2008 market value ($3.1 billion) between the median and the 75th percentile of this peer group. In an analysis of fiscal year 2007 shareholder returns of the Company’s peer group, Mercer determined that Torchmark’s earnings per share growth and total shareholder return were in the upper half of the peer group, although the Company’s absolute total shareholder return for 2007 was negative.

Market comparisons done by the Compensation Committee’s consultant during 2008 based upon 2007 data ascertained that (1) the Chief Executive Officer’s total compensation (base salary, annual cash bonus and long-term incentives) fell between the median and the 25 percentile of the market for chief executive officers of the peer companies; (2) our Chief Financial Officer’s total compensation was slightly above the market median for chief financial officers of peer companies; and (3) our third, fourth and fifth highest paid executives had total compensation between the median and the twenty-fifth percentile of the peer group, on average. Mercer noted that these results differed from the comparisons reported in 2007 mainly due to : (1) a smaller comparison peer group (nine companies rather than eleven in the prior year’s study) and (2) only proxy data was used for all comparisons, whereas in the prior year’s study, survey data was also used with the proxy data for the executives other than the CEO and CFO. Mercer also determined that, relative to its market peers, Torchmark’s CEO receives a higher salary and lower long-term incentives as a percentage of pay than his peers. The CFO and other named executive officers receive generally slightly higher salaries but lower cash bonuses as a percentage of pay than their market peers. Torchmark, however, continues to deliver a greater portion of variable pay to its executive officers, other than the CEO, through the use of long-term incentives (“pay at risk”) than its peers. Each of the Company’s named executives received more than 50% of his or her pay in 2008 in the form of long-term incentives. This reflects the historic emphasis and conscious design of the Company’s compensation philosophy to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options, rather than through annual cash bonuses.

Elements of Compensation

The total compensation package for all executives at Torchmark and its subsidiaries, including the named executive officers, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2008 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity incentives in the form of stock options and restricted shares;

•	Retirement and other benefits; and

•	Perquisites and personal benefits.

Base Salaries and Cash Bonuses

Salary increases and annual cash bonuses are paid to reward performance relative to annual business goals which vary by operating company and are impacted by that particular company’s current position within the holding company system. For holding company executives, these goals may be based on growth in net operating income per share, pre-tax operating income and/or return on equity. For executives of the subsidiaries, these goals are typically based on growth in insurance operating income, underwriting margins and/or insurance premium revenue. The Chief Executive Officer reviews Company and operating subsidiary performance as well as the performance of individual executives other than himself relative to their respective annual goals.

The Chief Executive Officer then makes recommendations to the Compensation Committee for salary levels to executives, other than himself, considering Company and operating subsidiary performance in the previous year as well as the performance of individual executives relative to their respective annual goals. Such executives do not receive any cost of living salary adjustments. The Compensation Committee also reviews market data on base salary levels at peer companies which it receives from its consultant. Based on this data, at its January 28, 2008 meeting, the Compensation Committee considered and recommended the 2008 salary level of the Chief Executive Officer to the independent members of the Board of Directors, who approved the CEO’s salary at their February 26, 2008 meeting, and considered and fixed the 2008 salary levels for the other executives officers listed in the Proxy Statement on page 13. As a result of achievement of annual business goals for 2007, the 2008 salary levels for our named executive officers were only slightly increased over their 2007 salary levels. For 2009, all executives with annual salaries of $400,000 or more will be subject to a salary freeze.

Annual cash bonuses are a key component of our executive compensation. To ensure the tax deductibility of bonuses paid to executives, we have an Annual Management Incentive Plan (Section 162(m) Plan), under which we may pay annual cash bonuses to the Chief Executive Officer and the other named executives. After the Compensation Committee establishes a bonus pool, the required performance objective(s) and the maximum percentage of the pool that can be paid to each named executive, the maximum bonus amount that can be paid to each named executive is calculated if the pre-established performance objective is achieved. At the time that the Compensation Committee establishes the required performance objective for the maximum amount of bonuses to be paid to the named executive officers, it also establishes objective, quantitative criteria by which the maximum bonus amounts will be reduced (but not increased). Following the end of the year, the Committee certifies whether the performance target for the prior year’s bonus pool has been met and determines the amount by which the bonus pool will be reduced by application of the objective criteria. The Committee may then exercise its discretion to further reduce (but not increase) the bonus amounts payable to the named executive officers considering subjective, qualitative factors. The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the Section 162(m) Plan, which may or may not be tax deductible.

The performance criteria selected by the Compensation Committee for use in the Section 162(m) Plan for 2008 was annual growth in Torchmark’s net operating income per share. For 2008, the size of the bonus pool was calculated to be 1.5% of the Company’s 2008 pre-tax operating income. Net operating income per share in 2008 had to increase by at least 2.0% over 2007 net operating income per share for any bonuses to be paid. Mark McAndrew, Gary Coleman, Larry Hutchison, Rosemary Montgomery and Vern Herbel were selected as the participating executives for 2008 in the Section 162(m) Plan. Mr. McAndrew was eligible to receive a 2008 bonus of 30% of the pool if the performance target was achieved. Messrs. Coleman, Hutchison, Herbel and Ms. Montgomery were eligible to receive 30% of the bonus pool for 2008 (a maximum individual bonus of 7.5% of the bonus pool per individual) if the performance target was achieved. At the time that the Compensation Committee established the size of the bonus pool for 2008 and the performance target for the maximum amount of bonuses to be paid to the named executive officers, it also established objective criteria by which the maximum bonus amounts eligible to be awarded to the named executive officers would be reduced. The objective criteria used to determine the amount by which the maximum bonus amounts to these five individuals could be reduced were growth in earnings per share (ranging from EPS growth of 5% to 11%) and return on equity (ranging from 11% to 17%). An 80% weighting was assigned to the earnings per share growth factor and a 20% weighting was assigned to the return on equity factor. Additionally, after determining the extent to which the maximum bonus amount for each of the named executive officers was to be reduced (based on the application of the two weighted factors), the Compensation Committee considered subjective criteria in deciding whether to further reduce the bonus amounts payable to these named executive officers.

At its February 18, 2009 meeting, the Compensation Committee reviewed 2008 results, and determined and certified that the performance target for the Section 162(m) Plan had been met. At this meeting, however, the Compensation Committee reduced the maximum amount of bonuses that could be paid to these named executive officers based upon application of the weighting factors described above.

After the application of these objective reduction factors, the Compensation Committee recommended to the independent members of the Board of Directors a bonus amount for Mr. McAndrew (below the objectively determined amount) based upon subjective criteria, including the Company’s performance during a difficult economic environment relative to the growth in earnings per share and return on equity of standards set for 2008, his leadership in setting the direction of the Company, his supervision of executive management, competitive market compensation practices and what Mr. McAndrew had received in prior years. The Compensation Committee fixed the actual bonus amounts paid to Messrs. Coleman, Hutchison and Herbel and Ms. Montgomery (below the objectively determined amounts) based upon subjective criteria, including an evaluation of these executives’ individual and team efforts contributing to the Company’s success in 2008, particularly in continued growth in earnings per share, and on input from Mr. McAndrew regarding their performance.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, which we first began awarding in 1984. From time to time, we have also awarded restricted stock to certain senior executives, and we began a renewed emphasis beginning in 2006 on the use of restricted stock awards to certain senior executives for retention purposes. The incentive plan under which stock options and restricted stock were awarded in 2008 was the Torchmark Corporation 2007 Long-Term Compensation Plan (the Long-Term Plan). The purposes of the Long-Term Plan are to promote the success and enhance the value of Torchmark by linking the personal interests of employees, officers, directors and consultants of the Company and its subsidiaries to our shareholders and to provide these persons with an incentive for outstanding individual performance.

To implement these purposes, in February 2008 the Compensation Committee, as the administrator of the Long-Term Plan, selected, based upon management recommendations, the officers (other than the Chief

Executive Officer), key employees and another non-employee who received stock option grants and restricted stock awards and recommended to the independent members of the Board of Directors the award of restricted shares and stock options to the Chief Executive Officer. The Long-Term Plan authorizes the Compensation Committee to set the restrictions on restricted shares (for example, performance-based or tenure of service) and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award or recommend (incentive or non-qualified), the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of Torchmark’s common stock, which is defined by the Long-Term Plan as the NYSE market closing price on the grant date. The grant date for stock options and restricted share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options or restricted stock and the number of options or restricted shares.

The Compensation Committee and the independent members of the Board do not time the grant of stock options or restricted shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Torchmark common stock. Options and restricted shares are not awarded when the independent members of the Board, the Compensation Committee or Company management are in possession of material non-public information. The consideration and grant of equity incentive awards to participants in the Long-Term Plan ,whether in the form of options or restricted shares, normally occur during the window period in February of each year which opens following the release of the prior year’s reported earnings.

Decisions regarding stock option grants are made annually by the Compensation Committee based upon recommendations from Company and subsidiary management to the Chief Executive Officer and then, for persons other than himself, from the CEO to the Compensation Committee. Since the named executive officers have higher levels of responsibilities, they typically are awarded a larger number of stock options than persons with lesser levels of compensation. Once an executive officer or key employee has been awarded options and becomes a part of our stock option program, he or she will generally be eligible to be considered for stock option grants on an annual basis. The number of options previously granted to an individual executive, however, may not necessarily be indicative or determinative of the amount of options granted to that executive in the future.

Restricted shares are awarded from time to time to senior level executives, typically as an incentive to the executive to work beyond the Company’s established early retirement age of 55. Accordingly, our restricted share awards are most often structured with vesting based on the passage of time.

In 2008, the Chief Executive Officer made recommendations to the Compensation Committee regarding equity incentives (stock options and restricted stock) to be awarded to the named executive officers other than himself, other officers, key employees and consultants for their service in the preceding fiscal year. Additionally, the Compensation Committee considered and made recommendations for equity incentive awards to the Chief Executive Officer to the independent members of the Board of Directors for his service in the preceding fiscal year.

After discussion and evaluation of the various recommendations, at a meeting held on February 26, 2008, the Compensation Committee awarded restricted stock and/or non-qualified stock options to a group of 151 persons comprised of the named executive officers, other officers, key employees and another non-employee with grant price equal to the market closing price on that date. Also in a February 26, 2008 meeting, the independent members of the Board of Directors acted upon the recommendation from the Compensation Committee and awarded CEO Mark McAndrew non-qualified options and restricted stock with a grant price equal to the market closing price on that date.

Mix of Total Compensation

In determining the relative mix or relationship of the separate component elements of total executive compensation (base salary, annual cash bonus and long-term equity incentives) for the Chief Executive Officer and the other named executive officers, the Compensation Committee weighs both objective and subjective factors. In determining Mr. McAndrew’s total 2008 compensation, the Compensation Committee considered the continued good financial performance of the Company in a difficult economic environment, the progress made towards consolidation of the Company’s administrative functions in McKinney, Texas, sound decisions with regard to the Company’s investment portfolio which avoided highly speculative, troubled investments and the disciplined search for appropriate potential acquisition possibilities. In determining total compensation packages for the other named executive officers, the Committee had its own observations but also relied on Mr. McAndrew’s assessment of their individual performance. The Compensation Committee noted that, while specific consideration varied by executive, the other named executive officers as a group had exhibited a combination of creative thinking as well as a continued focus on cost effectiveness, team efforts and the basic financial soundness and stability of the Company during a challenging economic environment. The Compensation Committee considered comparative levels of compensation paid by peer companies in the case of the Chief Executive Officer as well as the other named executive officers. Objective factors were present in the determination that the Chief Executive Officer and each of the other named executive officers met their respective performance criteria under the Section 162(m) Plan and received annual cash bonuses paid under that plan. As a part of this balancing process, the Compensation Committee determined to continue, consistent with past practice, its emphasis on the long-range elements of total executive compensation in the form of market value stock options and/or restricted stock with a lesser emphasis on annual cash bonuses, maintenance of generally competitive base salaries and improved retirement benefits through implementation of the Torchmark Corporation Supplemental Executive Retirement Plan (the new SERP) described more fully on page 39 of this Proxy Statement.

Stock Ownership/Retention Guidelines

While our executives and non-employee directors have always generally had some form of individual equity-based interests in the Company, we had no formal stock ownership requirements for these persons until the following formal stock ownership guidelines were implemented, effective January 1, 2007:

1.	The Chief Executive Officer of Torchmark must acquire and hold shares of Torchmark stock with a market value equal to at least five times his annual salary;

2.	The executive vice presidents of Torchmark must acquire and hold Torchmark stock with a market value equal to at least three times their respective annual salaries;

3.	The presidents/chief executive officers of Torchmark’s principal insurance subsidiaries must acquire and hold Torchmark stock with a market value of at least two times their respective annual salaries; and

4.	Non-employee directors of Torchmark must acquire and hold Torchmark stock with a market value equal to at least five times their annual cash retainer.

All such directors, the Chief Executive Officer and the executive officers have a five-year period from inception of these guidelines, their initial election as a director or their initial inclusion in the above-described categories of executive officers to attain the minimum ownership levels. For purposes of meeting these stock ownership guidelines, common and trust preferred shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, shares held in unitized stock funds in the Company’s thrift, 401(k) and profit sharing and retirement plans, restricted stock and restricted stock units are counted. If minimum ownership levels are not met within the five-year period, the executive or director may not sell any of his or her shares nor may they execute a “cashless” stock option exercise.

We have no stock retention policy for stock options or other equity grants. The Company believes the decisions as to when to exercise options and whether to retain stock should be each individual award recipient’s decision once the stock ownership guidelines have been met. Our insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives are a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverages and, in the case of certain executives, benefits under a closed “frozen” Supplemental Executive Retirement Plan (SERP) or the new SERP commenced January 1, 2007. While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-retirement health coverages), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits from the frozen SERP or the new SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The new SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55.

Messrs. McAndrew, Coleman, Hutchison and Herbel and Ms. Montgomery are among the 36 persons currently designated by the Compensation Committee as participants in the new SERP. Each of these named executive officers except Mr. Herbel also participated in the old frozen SERP. As a condition of participation in the new SERP, Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery agreed to forfeit their frozen SERP benefits unless their fixed frozen SERP benefit would be larger than their respective benefits under the new SERP at the time of their retirement.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted 401(k) provisions for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company continues to match 50% of the employee’s pre-tax contributions up to a maximum annual contribution by the employee of the lesser of 6% of salary or $13,800. The employee may contribute up to the maximum amount allowed by the Internal Revenue Code annually (currently $15,500) which is not matched by the Company, and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $5,000, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the named executive officers participates in this plan.

Torchmark subsidiaries provide other defined contribution plans, some of which remain active and others of which are closed, for eligible employees. However, none of the named executive officers participate in any of these plans.

Torchmark maintains a supplemental savings and investment plan (the Supplemental Thrift Plan) which was frozen in 1992. The Supplemental Thrift Plan, an unfunded, non-qualified defined contribution plan, allowed the Company to match participating executive’s contributions above the levels then permitted under the Thrift Plan. No further contributions have been made to the Supplemental Thrift Plan after 1992, with only interest accruing to executives’ accounts. Of the named executive officers, only Mr. McAndrew has a frozen account in this plan.

Deferred Compensation Plan

Torchmark has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance. In 2008, this plan was amended to rename the plan the Torchmark Corporation Restated Deferred Compensation Plan, to provide those persons newly eligible to participate in this plan will be officers of the Company eligible to participate in the new SERP (which would currently include the Chief Executive Officer and the other named executive officers), and to provide that directors not already participating in the plan would not be eligible participants. None of the named executive officers participates in this plan.

Retirement Life Insurance Agreements

Torchmark provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including the named executive officers, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of his/her 65th birthday or his/her retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to his/her date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in his/her final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Each of the named executive officers has a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit.

Perquisites and Personal Benefits

Historically, we have not made available a broad array of perquisites and personal benefits. We have chosen to offer only a very limited number of perquisites and personal benefits to our named executive officers, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events where the most expensive tickets utilized in 2008 had a face price of $477 per ticket, costs associated with spouses’ travel to Company meetings and holiday gifts. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. In the last several years, the Company has eliminated some perquisites such as company cars. The aggregate incremental cost of perquisites for 2008 exceeded $10,000 for four of the named executive officers reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the named executive officers, holding Torchmark stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the 2005 Incentive Plan and the Long-Term Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within one year (under 2005 Incentive Plan), or two years (under Long-Term Plan) after the effective date of a change in control. The Management Incentive Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of Torchmark.

While our executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed, they are generally not subject to other restrictive covenants such as those dealing with non-solicitation or non-competition unless negotiated at the time of their departure. The post-termination confidentiality obligation does not relate to any compensation or benefits payable or to be payable upon certain triggering events.

Torchmark and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are typically not extended on a post-termination basis.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Internal Revenue Code (I.R.C.), which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of I.R.C. Section 162(m). The Compensation Committee will not necessarily limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the I.R.C. In 2008, all compensation paid by Torchmark and its subsidiaries was deductible in accordance with the provisions of I.R.C. Section 162(m).

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with I.R.C. Section 409A and the accompanying regulations. While the final regulations under Section 409A did not become fully effective until January 1, 2009, Torchmark believes it operated these deferred compensation programs in good faith compliance with statutory provisions currently in effect during 2008. We have also amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.

Beginning on January 1, 2006, Torchmark began accounting for stock-based payments, including stock option grants and restricted share awards in accordance with the requirement of FASB Statement 123R in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Joseph L. Lanier, Jr., Chairman

David L. Boren

M. Jane Buchan

Lloyd W. Newton

The foregoing Compensation Committee Report shall not be deemed “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

Summary Compensation Table

The table below summarizes various categories of compensation earned in 2008 by Torchmark’s Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers of the Company. Vern D. Herbel became one of the three next most highly compensated officers in 2007 because of the retirement of the Company’s Chief Administrative Officer. The five named executive officers had 2008 salaries and bonuses which were 46% of their total compensation in 2008.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with Torchmark or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Mark S. McAndrew, Chairman and Chief Executive Officer	2008	950,000	0	295,600	1,026,817	1,200,000	476,657	(3)	68,859	(17)	4,017,933
	2007	900,000	0	92,922	590,570	800,000	2,205,566	(4)	83,623	(18)	4,672,681
	2006	820,833	0	0	446,608	698,000	0	(5)	64,450	(19)	2,029,891

Gary L. Coleman, Executive Vice President & Chief Financial Officer	2008	542,917	0	115,637	550,334	300,000	463,002	(6)	31,211	(20)	2,003,146
	2007	520,000	0	50,932	429,819	225,000	1,190,144	(7)	31,805	(21)	2,447,700
	2006	500,000	200,000	2,651	330,822	0	11,538	(8)	7,722		1,052,733

Rosemary J. Montgomery, Executive Vice President & Chief Actuary	2008	512,917	0	285,144	515,186	290,000	596,108	(9)	12,352	(22)	2,211,707
	2007	490,000	0	105,433	406,815	225,000	1,381,430	(10)	33,356	(22)	2,642,034
	2006	475,000	200,000	5,488	326,320	0	25,717	(11)	9,819		1,042,344

Larry M. Hutchison, Executive Vice President & General Counsel	2008	522,917	0	114,678	548,342	300,000	389,247	(12)	8,375		1,883,559
	2007	500,000	0	50,932	427,811	225,000	955,743	(13)	8,320		2,167,806
	2006	475,000	200,000	2,651	327,249	0	13,012	(14)	7,856		1,025,768

Vern D. Herbel Executive Vice President & Chief Administrative Officer	2008	445,833	0	104,077	384,807	250,000	312,768	(15)	21,607	(23)	1,519,092
	2007	400,000	0	50,932	273,975	210,000	415,615	(16)	6,750		1,357,272

(1)	The fair values of stock awards are calculated in accordance with FAS 123R using the NYSE market closing price on the grant date of the stock.
(2)	Assumptions used in calculating the aggregate grant date fair value in accordance with FAS 123R are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2008.
(3)	Increase in present value of Pension Plan ($111,460) plus increase in present value of frozen/new SERP ($365,199).
(4)	Increase in present value of Pension Plan ($44,075) plus increase in present value of frozen/new SERP ($2,161,491).
(5)	Increase in Torchmark Corporation Pension Plan (Pension Plan) of $12,437 and decrease in the “frozen” Torchmark Corporation Supplemental Retirement Plan (frozen SERP) of –$15,303.
(6)	Increase in present value of Pension Plan ($109,914) plus increase in present value of frozen/new SERP ($353,088).
(7)	Increase in present value of Pension Plan ($45,506) plus increase in present value of frozen/new SERP ($1,144,638).
(8)	Decrease in present value of frozen SERP (–$3,369) netted against increase in present value of Pension Plan ($14,907).
(9)	Increase in present value of Pension Plan ($155,726) plus increase in present value of frozen/new SERP ($440,382).
(10)	Increase in present value of Pension Plan ($32,598) plus increase in present value of frozen/new SERP ($1,348,832).
(11)	Decrease in present value of frozen SERP (–$6,212) netted against increase in present value of Pension Plan ($31,929).
(12)	Increase in present value of Pension Plan ($96,599) plus increase in present value of frozen/new SERP ($292,648).
(13)	Increase in present value of Pension Plan ($39,029) plus increase in present value of frozen/new SERP ($916,714).
(14)	Decrease in present value of frozen SERP (–$79) netted against increase in present value of Pension Plan ($13,091).
(15)	Increase in present value of Pension Plan ($79,913) plus increase in present value of new SERP ($232,855).
(16)	Increase in present value of Pension Plan ($23,666) plus increase in present value of new SERP ($391,949).
(17)	Includes perquisites and personal benefits for Mr. McAndrew of external fitness center dues, personal use of Company-purchased event tickets, personal use of the Company airplane and a subsidiary’s sales convention gift. Personal use of the Company airplane was $62,316. The value of personal use of the Company airplane by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights net of federal and state tax benefits (28,242) and the lost tax benefits to Torchmark attributable to such flights (34,074). The variable costs associated with such flights include fuel, maintenance of the plane, “dead head” flights, pilot travel expenses, on-Board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flight. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceeded the imputed income to the executive.
(18)	Includes perquisites and personal benefits for Mr. McAndrew of payment of country club dues, personal use of Company-purchased event tickets and personal use of the Company airplane. Personal use of the Company airplane was $61,176. The value of personal use of Company airplane by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits ($27,924) and the lost tax benefits to Torchmark attributable to such flights ($33,252). The variable costs associated with such flights include fuel, maintenance of the plane, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flight. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.

(19)	Includes perquisites and personal benefits for Mr. McAndrew of payment of country club dues, personal charges at a Torchmark Board meeting and personal use of the Company airplane. Personal use of the Company airplanes was $49,428. The value of personal use of Company aircraft by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits ($ 20,264) and the lost tax benefits to Torchmark attributable to such flights ($29,164). The variable costs associated with such flights include fuel, maintenance of the planes, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flights. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.
(20)	Includes perquisites and personal benefits for Mr. Coleman of personal use of the Company airplane, personal use of Company-purchased event tickets and a corporate holiday gift.
(21)	Includes perquisites and personal benefits for Mr. Coleman of personal use of the Company airplane, personal use of the Company-purchased event tickets and a corporate holiday gift.
(22)	Includes perquisites and personal benefits for Ms. Montgomery of personal use of the Company airplane and a corporate holiday gift.
(23)	Includes perquisites and personal benefits for Mr. Herbel of country club dues, personal use of Company-purchased event tickets, a corporate holiday gift and a subsidiary’s sales convention gift.

2008 Grants of Plan-based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Award(s)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)
Name(1)	Award Type	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark S. McAndrew	Options	2/26/08								120,000	62.68	1,075,200

	Restricted Stock	2/26/08							15,000			940,200
	Annual Cash			1,200,000

Gary L. Coleman	Options	2/26/08								50,000	62.68	448,000
	Restricted Stock	2/26/08							6,000			376,080
	Annual Cash			300,000

Rosemary J. Montgomery	Options	2/26/08								45,000	62.68	403,200
	Restricted Stock	2/26/08							6,000			376,080
	Annual Cash			290,000

Larry M. Hutchison	Options	2/26/08								50,000	62.68	448,000
	Restricted Stock	2/26/08							6,000			376,080
	Annual Cash			300,000

Vern D. Herbel	Options	2/26/08								44,000	62.68	394,240
	Restricted Stock	2/26/08							5,000			313,400
	Annual Cash			250,000

(1)	Estimated future payouts under non-equity, incentive plan awards are calculated pursuant to the Company’s Annual Management Incentive Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount. On February 18, 2009, the Compensation Committee certified attainment of the bonus objectives for each executive, who was paid the bonus shown above shortly thereafter.
(2)	Restricted shares awarded February 26, 2008 vest 20% per year over a five year period commencing on the first anniversary of the award date, based upon continued employment. If the executive dies or retires at or after age 65 (a normal retirement), any remaining unvested restricted stock vests in full as of the date of death or retirement. If the executive retires at or after age 60, 75% of any remaining unvested restricted stock vests in full as of the date of retirement. Dividends are paid on both vested and unvested shares at the same rate as that received by all Company common stockholders.
(3)	Non-qualified stock options granted February 26, 2008 have a seven year term and a grant price equal to the market closing price of Company common stock on the New York Stock Exchange on the date awarded by the Compensation Committee (February 26, 2008). Such options vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
(4)	The values included in this column represent the grant date fair value of restricted stock and option awards computed in accordance with FAS 123R. For restricted stock this involves the use of NYSE market closing price on the grant date of the stock. The assumptions utilized for options are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark S. McAndrew	2/26/08		120,000	[1]		62.68	2/26/15
	4/26/07		104,000	[1]		68.18	4/26/14
	12/13/05	75,000				55.48	12/13/12
	5/4/05	332,181				54.77	5/4/12
	12/13/04	60,000				56.24	12/15/14
	12/11/03	95,000				44.89	12/13/13
	12/16/02	50,000				37.44	12/18/12
	8/9/01	34,842				41.26	8/11/11
								2/28/08	15,000	[3]	670,500	[4]
								4/26/07	8,000	[3]	357,600	[4]

Gary L. Coleman	2/28/08		50,000	[1]		62.68	2/26/15
	1/19/07		25,000	[1]		64.59	1/19/14
	12/12/06	12,500	12,500	[1]		63.70	12/12/13
	12/13/05	60,000				55.48	12/13/12
	5/4/05	188,947				54.77	5/4/12
	12/13/04	55,000				56.24	12/15/14
	12/13/03	55,000				44.89	12/13/13
	12/16/02	30,000				37.44	12/18/12
	8/9/01	39,321				41.26	8/11/11
	12/21/99	2,588	645	[2]		27.8125	12/21/10
	12/16/98	2,151				33.4375	12/16/09
								2/28/08	6,000	[3]	268,200	[4]
								12/12/06	2,400	[3]	107,280	[4]

Rosemary J. Montgomery	2/26/08		45,000	[1]		62.68	2/26/15
	1/19/07		22,500	[1]		64.59	1/19/14
	12/12/06	11,250	11,250	[1]		63.70	12/12/13
	12/13/05	60,000				55.48	12/13/12
	5/4/05	191,657				54.77	5/4/12
	12/13/04	55,000				56.24	12/15/14
	12/13/03	55,000				44.89	12/13/13
	12/16/02	20,000				37.44	12/18/12
	12/16/98	322				33.4375	12/16/09
								2/28/08	6,000	[3]	268,200
								12/12/06	3,000	[3]	134,100	[4]

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry M. Hutchison	2/26/08		50,000	[1]		62.68	2/26/15
	1/19/07		25,000	[1]		64.59	1/19/14
	12/12/06	12,500	12,500	[1]		63.70	12/12/13
	12/13/05	60,000				55.48	12/13/12
	5/4/05	186,685				54.77	5/4/12
	12/13/04	55,000				56.24	12/15/14
	12/11/03	55,000				44.89	12/13/13
	12/16/02	30,000				37.44	12/18/12
	8/9/01	22,376				41.26	8/11/11
	12/16/98	1,722				33.4375	12/16/09
								2/28/08	6,000	[3]	268,200	[4]
								12/12/06	2,400	[3]	107,280	[4]
Vern D. Herbel	2/26/08		44,000	[1]		62.68	2/26/15
	1/19/07		20,000	[1]		64.59	1/19/14
	12/12/06	10,000	10,000	[1]		63.70	12/12/13
	12/13/05	30,000				55.48	12/13/12
	5/4/05	55,069				54.77	5/4/12
	12/13/04	30,000				56.24	12/15/14
	12/11/03	20,000				44.89	12/13/13
	12/16/02	7,500				37.44	12/18/12
	8/9/01	12,919				41.26	8/11/11
								2/28/08	5,000	[3]	223,500	[4]
								12/12/06	2,400	[3]	107,280	[4]

[1]	Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven year term.
[2]	Stock options vest at the rate of 10% per year on anniversary of grant date commencing with first anniversary of grant date, with an eleven year term.
[3]	Restricted stock vests at the rate of 20% per year over a five year period commencing on the first anniversary of grant date.
[4]	Calculated using year-end closing market price of $44.70 per share.

Option Exercises and Stock Vested

during fiscal year ended December 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark S. McAndrew	0	0	2,000	126,240	(1)
Gary L. Coleman	0	0	800	31,776	(2)
Rosemary J. Montgomery	44,051	1,098,625	1,000	39,720	(2)
Larry M. Hutchison	0	0	800	31,776	(2)
Vern D. Herbel	0	0	800	31,776	(2)

[1]	Calculated using April 25, 2008 market closing price of $63.12 per share.
[2]	Calculated using December 12, 2008 market closing price of $39.72 per share.

Pension Benefits at December 31, 2008

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under the Torchmark Corporation Pension Plan, the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the new SERP) and the Torchmark Corporation Supplementary Retirement Plan (frozen in 1994) (the frozen SERP) determined using interest rates and mortality rate assumptions consistent with those used in Torchmark’s financial statements. Executive officers who participate in both the frozen SERP and the new SERP have agreed to forgo receipt of any benefit under the frozen SERP unless their frozen SERP benefit exceeds their new SERP benefit at the time of their retirement. No benefits are payable under the new SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)		(e)
Mark S. McAndrew	Torchmark Corporation Pension Plan	29	679,442		0

	Torchmark Corporation Supplemental Executive Retirement Plan	29	2,748,268		0

	Torchmark Corporation Supplementary Retirement Plan	15(2)	0	(3)	0

Gary L. Coleman	Torchmark Corporation Pension Plan	27	665,140		0

	Torchmark Corporation Supplemental Executive Retirement Plan	27	1,548,520		0

	Torchmark Corporation Supplementary Retirement Plan	13(2)	0	(3)	0

Rosemary J. Montgomery	Torchmark Corporation Pension Plan	28	963,162		0

	Torchmark Corporation Supplemental Executive Retirement Plan	28	1,912,923		0

	Torchmark Corporation Supplementary Retirement Plan	14(2)	0	(3)	0

Larry M. Hutchison	Torchmark Corporation Pension Plan	23	558,234		0

	Torchmark Corporation Supplemental Executive Retirement Plan	23	1,210,446		0

	Torchmark Corporation Supplementary Retirement Plan	9(2)	1,100		0

Vern D. Herbel	Torchmark Corporation Pension Plan	22	420,554		0

	Torchmark Corporation Supplemental Executive Retirement Plan	22	624,804		0

(1)	Present value of accumulated benefits is calculated using the December 31, 2008 FAS 87 disclosure assumptions as follows: (a) discount rate of 6.30%; (b) Optional Combined Tables for males and females based on the RP-2000 Mortality Tables projected with Scale AA as published by the IRS on February 26, 2007 and (c) the calculated present value at age 65 is discounted with interest only to the current age.

(2)	Because benefit accruals ceased under the Torchmark Corporation Supplementary Retirement Plan with the freezing of that plan December 31, 1994, each participant has fourteen years less credited service under the frozen SERP than under the Pension Plan.
(3)	No present value of Messrs. McAndrew and Coleman’s and Ms. Montgomery’s frozen SERP benefits are shown since at December 31, 2008 they were each more than 55 years old and their new SERP benefits exceeded any frozen SERP benefit due each of them, resulting by the terms of their participation in the new SERP in an automatic waiver of all their frozen SERP benefits.

The Torchmark Corporation Pension Plan is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income Life Insurance Company (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The named executive officers are subject to the former TMK Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he or she retires at age 55, the participant will be entitled to 50% of the accrued benefits. Of the named executive officers, Messrs. McAndrew and Coleman and Ms. Montgomery are eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2008, $230,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Internal Revenue Code (in 2008, $185,000), not on actual final average earnings of the participant. Accordingly, the Company maintained the non-qualified Torchmark Supplementary Retirement Plan, under which vested benefits were frozen in 1994 and no further benefits accrued, to provide the excess annual retirement benefits which could not be paid under the applicable pension plan because of these legal restrictions. This frozen supplemental plan, which is an unfunded general obligation of Torchmark, will pay the vested benefits thereunder in the form and at the time elected by each participant in compliance with I.R.C. Section 409A. Of the named executive officers, Messrs. McAndrew, Coleman, Hutchison and Ms. Montgomery have a vested benefit under the frozen Supplementary Retirement Plan. To the extent that Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery receive any benefits under the Company’s new SERP implemented in 2007, they have agreed to waive their frozen SERP benefits unless those fixed benefits under the frozen SERP are greater.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a new supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP, will be funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former TMK Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 36 executives of the Company and its subsidiaries, including each of the named executive officers, to participate in the SERP on January 28, 2008.

2008 Non-Qualified Deferred Compensation

The non-qualified deferred compensation reflected below is being deferred pursuant to the Torchmark Corporation Supplemental Savings and Investment Plan (Supplemental Thrift Plan), an unfunded non-qualified deferred compensation plan, which was frozen in 1992. Executive and Company contributions to this plan were terminated as of that date, with only interest on existing funds accruing to executives’ accounts thereafter at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance.

The Supplemental Thrift Plan allowed the Company to match participating executives’ contributions to the broad-based, tax-qualified Savings and Investment Plan above the levels then permitted by the Internal Revenue Code under that plan. Only Mr. McAndrew has a frozen account in the Supplemental Thrift Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark S. McAndrew	0	0	882(1)	0	16,337(2)
Gary L. Coleman	0	0	0	0	0
Rosemary J. Montgomery	0	0	0	0	0
Larry M. Hutchison	0	0	0	0	0
Vern D. Herbel	0	0	0	0	0

(1)	Amounts reported in column (d) are interest only and are not reported for Mr. McAndrew in the Summary Compensation Table as they are not accrued at a preferential or above-market rate.
(2)	Amounts shown in column (f) for Mr. McAndrew were not required to be included in the Summary Compensation Table for years before 2006 under prior rules.

Potential Payments upon Termination or Change-in-Control

Torchmark and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the named executive officers. Potential payments and benefits not generally available to all salaried employees may be made to the named executive officers (1) upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2005 Plan in the case of Messrs Coleman, Herbel and Hutchison and Ms. Montgomery or under the 2007 Plan in the case of Messrs. McAndrew, Coleman, Herbel and Hutchison and Ms. Montgomery, (3) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, (4) upon termination of their employment in the form of a cash payment under the Supplemental Thrift Plan, (5) upon termination of their employment in the form of the executive’s chosen installment payment option, or annuity under the frozen SERP, which was closed in 1994 and (6) upon termination of their employment in the executive’s chosen form of annuitized payment under the new SERP. Additionally in the case of a change in control of Torchmark, the stock options and restricted stock held by the named executive officers would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2008; (2) the per share price of Torchmark stock is $44.70, the closing price of the stock on December 31, 2008; (3) the ages of the named executive officers as of December 31, 2008 were Mark McAndrew (age 55), Gary Coleman (age 55), Rosemary Montgomery (age 59), Larry Hutchison (age 54) and Vern Herbel (age 51); and (4) their salary and bonus is what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Torchmark stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;

(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(4)	on retirement at or after age 60 (only for options granted on and after December 13, 2005)—five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(5)	on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;
(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested are immediately vested in full; and

(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death are immediately vested in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2007 and 2005 Plans as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2007 and 2005 Plans), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” is defined by the 1998 Plan as a plan participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any subsidiary.

Options which were granted in full or partial payment of cash bonuses do not expire upon termination of employment other than upon a termination for cause; they remain exercisable in increments according to their original vesting schedule unless the optionee dies, reaches age 65 and retires, or there is a change-in-control of the Company, where in each instance any unvested portion of the option becomes immediately exercisable in full.

The table below sets out values for outstanding “in the money” stock options that would be realized by the named executives officers in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual named executive officer based upon the foregoing assumptions are shown.

Mark S. McAndrew	Early Retirement — $482,856
Disability — $482,856
Death — $482,856

Gary L. Coleman	Early Retirement — $420,995
Disability — $431,887
Death — $431,887

Rosemary J. Montgomery	Early retirement —$148,827
Disability — $148,827
Death — $148,827

Larry M. Hutchison	Voluntary termination — $314,167
Involuntary termination without Cause — $314,167
Disability — $314,167
Death — $314,167

Vern D. Herbel	Voluntary termination — $98,891
Involuntary termination without Cause — $98,891
Disability — $98,891
Death — $98,891

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with Torchmark or one of its subsidiaries terminates during the restriction period because of death or because of retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. If the executive’s employment terminates by reason of retirement at or after age 60, 75% of any then remaining unvested restricted stock vests in full on the date of retirement. Based upon an assumed employment termination date of December 31, 2008, the only value to be shown below for Messrs. McAndrew, Coleman, Hutchison, Herbel and Ms. Montgomery is termination by death.

Mark S. McAndrew	$1,028,100
Gary L. Coleman	$375,480
Larry M. Hutchison	$402,300
Rosemary J. Montgomery	$375,480
Vern D. Herbel	$330,780

Retirement Life Insurance Agreements

Torchmark will provide a life insurance benefit to each of the named executive officers during their respective lifetimes, effective upon the later of his or her 65th birthday or his or her retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his or her final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1, 995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2008, Ms. Montgomery would have $1,359,959 of life insurance coverage under her Retirement Life Insurance Agreement; Mr. McAndrew would have $1,995,000 of life insurance coverage under his Retirement Life Insurance Agreement and Mr. Coleman would have $1,090,792 of life insurance coverage under his Retirement Life Insurance Agreement. Each of them would be issued an insurance policy by a Company subsidiary with a face amount equal to her/his insurance coverage. Messrs. Hutchison and Herbel, each of whom was not at least age 55 on the assumed retirement date, would have no coverage under their Retirement Life Insurance Agreements assuming they had retired on December 31, 2008.

Supplemental Thrift Plan

Torchmark’s Supplemental Thrift Plan, described earlier in this Proxy Statement, was closed to new contributions by the Company and the participating executives in 1992. After that date, only interest calculated at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance was credited by the Company to the account of a participating executive. That account balance is paid to the executive in cash after his or her retirement. Of the named executive officers only Mr. McAndrew has a Supplemental Thrift Plan account. Based upon an assumed retirement date of December 31, 2008, he would be paid $16,337 from the Supplemental Thrift Plan.

Frozen SERP

The Torchmark Corporation Supplementary Retirement Plan (referred to in this Proxy Statement as the frozen SERP) was closed in 1994, and all vested benefits ultimately owed to participants upon their retirements were fixed. Participants generally must have elected no later than December 31, 2006 when their retirement income payments under the frozen SERP will commence from among the following dates: January 8 following retirement; January 1 following his or her 65th birthday; or the January 1 following the second, third, fourth or fifth anniversary of his or her retirement. Their retirement income payments will be made in the form of a single life annuity unless they elected no later than December 31, 2006 to receive payments in an optional form (a lump sum distribution, annual installments of approximate equal value paid over a minimum of two years and a maximum of ten years or any form of annuity permitted for payments under the Company’s qualified defined benefit plan). Executive officers who are participants in both the frozen SERP and the new SERP were required to modify the distributions election for the frozen SERP no later than December 31, 2007. The effect of this modification was to make the timing and method of distribution consistent under the two plans and to be consistent with distribution options permitted under the new SERP. Assuming the named executive officers retired on December 31, 2008, Mr. Hutchison would have received benefits with a present value of $1,100. Since Messrs McAndrew and Coleman and Ms. Montgomery’s respective benefits under the new SERP at December 31, 2008 would exceed their benefits on that date under the frozen SERP, each would have waived his/her frozen SERP benefit in order to receive his/her new SERP benefit and would not receive any benefit under this plan. Mr. Herbel did not participate in the frozen SERP and has no benefits from this plan supplementing his qualified defined pension.

New SERP

The Torchmark Corporation Supplemental Executive Retirement Plan (referred to in this Proxy Statement as the New SERP) became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the named executive officers retired on December 31, 2008, since only Messrs McAndrew and Coleman and Ms. Montgomery were at least age 55 on that date, only they would have the following benefits from the New SERP:

Mark S. McAndrew	2,748,268
Gary L. Coleman	1,548,520
Rosemary J. Montgomery	1,912,923

Change-in-Control—Stock Options and Restricted Stock

The 2007 Plan provides that (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options or restricted stock, all outstanding options become fully exercisable and all time-based restricted stock vests and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options or restricted stock, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable and time-based restricted stock vests.

The 2005 Plan provides that if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, all outstanding options and unvested restricted stock issued under the plan become fully exercisable. For purposes of the 2007 Plan and the 2005 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of Torchmark’s voting securities, but not including:

–	an acquisition by a person who on the plan’s effective date (April 26, 2007 for the 2007 plan and April 28, 2005 for the 2005 Plan) was the beneficial owner of 25% or more Torchmark’s voting securities;

–	an acquisition of securities by or from Torchmark;

–	an acquisition of securities by a Torchmark employee benefit plan; or

–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)	Individuals serving on Torchmark’s Board on the plan’s effective date (April 26, 2007 for the 2007 Plan and April 28, 2005 for the 2005 Plan) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of Torchmark, or a sale of all or substantially all of Torchmark’s assets, unless, following any such transaction:

–	all or substantially all of Torchmark’s shareholders prior to the transaction own more than 50% of the voting stock of Torchmark or its successor in substantially the same proportions as their ownership of Torchmark’s voting stock prior to the transaction; and

–	no person (excluding any successor corporation or any employee benefit plan of Torchmark or a successor corporation) acquires 25% or more of the voting securities of Torchmark or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of Torchmark or its successor following the transaction were members of Torchmark’s Board prior to the transaction.

(iv)	Torchmark’s shareholders approve a complete liquidation or dissolution of Torchmark.

The Torchmark Corporation 1998 Stock Incentive Plan (1998 Plan), under which named executives hold certain options, provides that on a change of control any stock options awarded under that plan which were not previously exercisable and vested become fully exercisable and vested. The value of all outstanding options under the 1998 Plan will be settled on the basis of the change of control price (defined as the highest price per share paid in any NYSE composite tape transaction at any time during the preceding 60 day period) as of the date the change of control occurs, in cash or in stock as determined in the discretion of the Compensation Committee.

For purposes of the 1998 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 20% or more of Torchmark’s voting securities (other than an acquisition by Torchmark or one its subsidiaries or employee benefit plans).

(ii)	The occurrence of a transaction or event relating to Torchmark that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

(iii)	When, during any two-year period, the members of Torchmark’s Board at the beginning of the period cease to constitute at least a majority of the Board (other than due to the death of a director), unless a director is elected or recommended by at least two-thirds of the directors at the beginning of the period.

(iv)	An acquisition of Torchmark by a third party, by merger, purchase of assets or otherwise, requiring stockholder approval.

Assuming that the change in control occurred on December 31, 2008, named executive officers would have the following intrinsic option values under the 2007, 2005 and 1998 Plans:

Mark S. McAndrew	$482,856
Gary L. Coleman	$431,887
Rosemary J. Montgomery	$148,827
Larry M. Hutchison	$314,167
Vern D. Herbel	$98,891

Assuming that the change in control occurred on December 31, 2008, the named executive officers would have the values shown below for their unvested restricted stock granted under the 2007 or 2005 Plans:

Mark S. McAndrew	$1,028,100
Gary L. Coleman	$375,480
Rosemary J. Montgomery	$402,300
Larry M. Hutchison	$375,480
Vern D. Herbel	$330,780

2008 Director Compensation

The table below summarizes the compensation paid by Torchmark to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (s)	Total ($)
Charles E. Adair	73,000		0	43,800	0	0	0	116,800
David L. Boren	76,500		0	43,800	0	0	0	120,300
M. Jane Buchan	71,500		0	43,800	0	0	0	115,300
Robert W. Ingram	16,200	(4)	55,630	43,800	0	0	0	115,630
Joseph L. Lanier, Jr.	76,500		0	43,800	0	0	0	120,300
Lloyd W. Newton	500	(5)	57,554	43,800	0	0	0	101,854
Sam R. Perry	2,500	(6)	69,522	43,800	0	0	0	115,822
Lamar C. Smith	2,500	(7)	53,043	90,662	0	0	0	146,205
Paul J. Zucconi	81,000		0	43,800	0	0	0	124,800

[1]

The amounts presented in this column are computed in accordance with FAS 123R and represent the amounts charged to expense in the Company’s financial statements for shares of restricted stock awarded to Mr. Smith and restricted stock units awarded to Messrs. Ingram, Newton and Perry. Grant date fair values for 882 shares of restricted stock awarded to Mr. Smith and 925, 957 and 1,156 restricted stock units awarded to Messrs. Ingram, Newton and Perry, respectively, all on January 28, 2008, are the same as the FAS 123R values.

[2]	Aggregate outstanding option awards at fiscal year end 2008:

Director	No. of Options
Charles E. Adair	33,211
David L. Boren	12,000
M. Jane Buchan	24,000
Robert W. Ingram	18,000
Joseph L. Lanier, Jr.	30,000
Lloyd W. Newton	18,000
Sam R. Perry	30,000
Lamar C. Smith	63,966
Paul J. Zucconi	38,900
[3]

The amounts presented in this column are computed in accordance with FAS 123R and represent the amounts charged to expense in the Company’s financial statements. FAS 123R requires that the grant date fair value of the award be expensed over the service or vesting period of the award, which may vary from other awards according to the terms of the award, and may carry over to future periods. Because of these variations in vesting schedules, the grant date fair values of awards granted in a particular year will not necessarily agree with the amounts charged to the Company’s expense in that year. The grant date fair value of the 6,000 stock options with an exercise price of $59.50 per share awarded January 2, 2008 to each director was $43,800.

[4]

Mr. Ingram made a timely 2007 election to defer $55,600 of his 2008 annual director compensation and receive it in the form of restricted stock units which were granted by the Compensation Committee on January 28, 2008 at a committee meeting held on that date.

[5]

Mr. Newton made a timely 2007 election to defer $57,500 of his 2008 annual director compensation and received it in the form of restricted stock units which were granted by the Compensation Committee on January 28, 2008 at a committee meeting held on that date.

[6]

Mr. Perry made a timely 2007 election to defer $69,500 of his 2008 annual director compensation and received it in the form of restricted stock units which were granted by the Compensation Committee on January 28, 2008 at a committee meeting held on that date.

[7]

Mr. Smith made a timely 2007 election to defer $53,000 of his 2008 annual director compensation and received it in the form of restricted shares which were granted by the Compensation Committee on January 28, 2008 at a committee meeting held on that date.

Payments to Directors

Directors of the Company are currently compensated on the following basis:

(1) Directors who are not officers or employees of the Company or a subsidiary of the Company (Outside Directors) receive an annual retainer of $45,000, which is paid each January for the entire year, a fee of $2,000 for each physical Board or Board Committee meeting attended and a fee of $500 for each telephonic Board or Board Committee meeting in which they participate. They do not receive fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses if they do not live in the area where a meeting is held.

(2) Beginning January 1, 2007, the outside directors who chair the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receive annual Committee Chair retainers, payable in quarterly installments. The Audit Committee Chair receives $10,000 and the Compensation Committee Chair and the Governance and Nominating Committee Chair each receive $5,000.

(3) Pursuant to the provisions of a non-employee director subplan under the Company’s then active omnibus incentive plan, each Outside Director is automatically awarded annually non-qualified stock options on 6,000 shares of Company common stock on the first day of each calendar year in which stock is traded on the New York Stock Exchange at the NYSE market closing price on that date. Each of Messrs. Adair, Boren, Ingram, Lanier, Newton Perry, Lamar Smith and Zucconi and Ms. Buchan received a 6,000 share stock option on January 2, 2008 at the grant-date fair market exercise price of $59.50 per share pursuant to a non-employee director subplan of the 2007 Long-Term Compensation Plan.

The entire Board may award non-qualified stock options on a non-formula basis to all or such individual Outside Directors as it selects under the non-employee director subplan of the 2007 Long-Term Compensation Plan. Such options may be awarded at such times and for such number of shares as the Board in its discretion determines. The price of such options will be fixed by the Board at the fair market value of the stock on the grant date. No stock options were awarded on a non-formula basis in 2008.

Non-employee directors may also complete a timely irrevocable election for a calendar year and defer annual director compensation (retainers and Board and Committee meeting fees assuming attendance at all scheduled meetings) pursuant to the 2007 Plan in 10% increments but not less than 50% of such compensation into non-qualified stock options, restricted stock or restricted stock units (RSUs). All such deferred compensation stock options are granted at an exercise price equal to the fair market value (NYSE market closing price) on a date selected by the Compensation Committee during January in the calendar year to which the election relates. Shares of restricted stock and RSUs are awarded at fair market value (NYSE market closing price) on the same January date selected by the Compensation Committee for option grants. Such stock options, restricted stock and RSUs become fully exercisable or fully vested, as the case may be, six months from their award date. Restricted stock carries full voting and cash dividend rights from its initial award date. RSUs, while not issued as shares until a director’s retirement from the Board, carry the right to dividend equivalents from the award date payable in additional RSUs which are fully vested when issued but are also not issued as shares until the director’s retirement. Messrs. Newton, Perry and Lamar Smith made timely elections to defer 100% of their respective 2008 annual compensation to RSUs (Newton and Perry) or restricted stock (Lamar Smith) and received 957 RSUs, 1,156 RSUs and 882 shares of restricted stock, respectively on January 28, 2008, when Torchmark stock had a fair market value of $60.14. Mr. Ingram made a timely election to defer 80% of his 2008 annual compensation to RSUs and also received 925 RSUs on January 28, 2008.

Outside directors receive very limited perquisites and other personal benefits, which may include holiday gifts, personal use of Company airplanes and costs associated with spouses’ travel to Board meetings. In 2008, no outside directors received perquisites with an aggregate incremental cost to the Company in excess of $10,000.

The retirement program for non-employee directors was terminated in February 2000. Directors who had already retired prior to the program’s termination continue to receive their cash benefits, while directors who had an accrued but unpaid benefit on the termination date converted the present values of such retirement benefits on that date to stock options.

Non-employee directors could also elect to defer their director compensation to the Company’s traditional deferred compensation plan, which is more fully described in Compensation Discussion and Analysis on page 29, until that plan was amended in October 2008 to provide that non-employee directors not already participating were no longer eligible to participate. Director Joseph L. Lanier, Jr. has deferred compensation into the plan in the past but was not doing so at the time of the plan’s amendment. He continues to receive interest, which is not paid at preferential or above-market rates, on his plan balance. He is not currently receiving any payments from this plan. No other directors participated in this plan.

Non-employee directors may currently elect to defer all or a designated portion of their annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2007 Plan. These accounts bear interest at rates set from time to time by the Compensation Committee. Such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of (a) December 31 of the fifth year after the year for which the deferral was made, (b) the first business day of the fourth month after the director’s death or (c) the director’s termination as a non-employee director of the Company or any of its subsidiaries for a reason other than death. None of the non-employee directors are currently deferring compensation into such interest-bearing accounts under the sub-plan of the 2007 Plan.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Related Party Transaction Policy and Transactions

Policy with Respect to Related Party Transactions

On October 25, 2006, the Board of Directors adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board of Directors have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. A “Related Party” is a person deemed to be a senior officer (including executive vice presidents of the Company, Section 16 reporting officers of the Company and the presidents/chief executive officers of principal subsidiaries) or director of Torchmark, a 5% shareholder of the Company (or such shareholder’s controlled affiliates), an immediate family member of a senior officer or a director, and an entity which is controlled by someone listed above or in which such listed person has a substantial ownership or controlling interest. A “Related Party Transaction” is a transaction between the

Company and any Related Party (including transactions requiring disclosure under Item 404 of Regulation S-K) other than transactions available to all employees generally or transactions involving less than $5,000 when aggregated with all similar transactions.

At each calendar year’s first regularly scheduled Board meeting, management recommends Related Party Transactions to be entered into by the Company for that year, including the proposed aggregate value of such transactions, if applicable. The disinterested directors will approve or disapprove of the transactions. At each subsequently scheduled meeting, management will update the disinterested directors regarding any material changes to the transactions. If management recommends any additional Related Party Transactions subsequent to the first meeting of a calendar year, these transactions will be submitted to the disinterested directors.

In situations where a significant opportunity is presented to management or a member of the Board of Directors which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board of Directors.

At their February 26, 2008 meeting, the disinterested members of the Board (all directors except Lamar Smith) determined that there were no related party transactions to be reviewed under the Related Party Transactions Policy for 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except each of Charles Hudson filed a late Form 4 reporting an open market sale of common stock in 2007; Frank Svoboda filed a late Form 4 reporting acquisition of Torchmark Capital Trust III preferred securities, a late Form 4 reporting acquisition of common stock and a Form 5 late reporting an inadvertently omitted 2004 open market purchase of common stock and shares acquired through a brokerage dividend reinvestment account; and amended Forms 4 were filed by Rosemary Montgomery to correct disclosures of acquisitions connected with a timely reported cashless option exercise (one amendment) and by Spencer Stone to correct a calculation error his direct ownership balance (one amendment).

AUDIT COMMITTEE REPORT

As of the date of this Proxy Statement, the Audit Committee of the Board of Directors is comprised of four directors all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Charles E. Adair, Robert W. Ingram, and Sam R. Perry. All members of the Audit Committee are financially literate as that qualification has been interpreted by the Company’s Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board of Directors, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407 and formally reaffirmed the same on February 26, 2009.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of Torchmark as of and for the year ended December 31, 2008 with Company management and Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee reviewed and discussed with Deloitte all communications required by auditing standards generally accepted in the United States of America, including U.S. Auditing Standard (AU) 380, The Auditors’ Communication with Those Charged with Governance, (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in Torchmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman

Charles E. Adair

Robert W. Ingram

Sam R. Perry

The foregoing Audit Committee Report shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to Torchmark for the fiscal years ended December 31, 2008 and 2007 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2008	2007
Audit Fees(a)	$2,423,570	$2,420,587
Audit Related Fees(b)	297,534	0

Tax Fees(c)	18,534	36,698

All Other Fees(d)	11,260	0

Total Fees	$2,750,898	$2,457,285

(a)	Fees for audit services billed in 2008 and 2007 consisted of:

(i)	Audit of Company’s annual financial statements and insurance subsidiaries statutory financial statements;
(ii)	Review of the Company’s quarterly financial statements; and
(iii)	Services related to Securities and Exchange Commission filings and regulatory matters.

(b)	Fees for assistance in due diligence reviews of potential acquisions.

(c)	Fees for tax services provided in 2008 and 2007 consisted primarily of fees for assistance with tax audits and compliance on foreign operations.

(d)	Fees for assistance with Insurance Department and benefit plan examinations.

Pre-approval Policy

All audit and non-audit services performed by Deloitte in 2009 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 meeting. The Policy requires that all services provided by Deloitte, both audit and non-audit must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting. The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2009, the proposal must be received by the Company by the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 18, 2009. If a stockholder proposal is submitted outside the proposal process mandated by the Securities and Exchange Commission rules and the By-Law changes discussed in Proposal 3 of this Proxy Statement are approved by stockholders at the 2009 Annual Meeting, the proposal will be considered untimely if received after January 17, 2010. If a stockholder proposal is submitted outside the proposal process mandated by Securities and Exchange Commission rules and the By-Law changes discussed in Proposal 3 of this Proxy Statement are not approved by stockholders at the 2009 Annual Meeting, the proposal will be considered untimely if received after February 1, 2010.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses.

The Annual Report of the Company for 2008, which accompanies this proxy statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008 and the financial statements and schedules thereto. Upon request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Carol A. McCoy

Vice President, Associate Counsel & Secretary

March 19, 2009

Appendix A

AMENDED AND RESTATED BY-LAWS

of

TORCHMARK CORPORATION

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Stockholder Action:

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than ten nor more than sixty days’ written or electronic notice. Except as otherwise provided herein, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article II.

Section 2. Annual Meetings:

Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of Delaware, or by means of remote communication, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, if any, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation in Texas on the last Thursday of April.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect members of a class of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting.

Section 3. Voting:

Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Any stockholder proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Upon the demand of any stockholder, the vote for directors and the vote upon any question properly before the meeting shall be by ballot, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. Except as otherwise required by law, applicable stock exchange rules, the Certificate of Incorporation or these By-Laws, at any duly held meeting at which a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders.

A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or at the principal place of business of the Corporation. If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Nothing contained in Section 219 of the Delaware General Corporation Law shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.

Section 4. Quorum:

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. In determining whether a quorum is present, shares held by a subsidiary corporation owned by this Corporation, and treasury shares, shall not be counted. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Notice of Meetings:

Notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered, shall be given in writing or by electronic transmission in the manner provided by law (including without limitation, as set forth in Article VI, Section 10 of these By-laws) to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.

Section 6. Order of Business:

The order of business at the annual meeting and, as far as practicable, at all other meetings of the stockholders shall be as follows:

1. Calling of roll.

2. Proof of due notice of meeting.

3. Reading and disposal of any unapproved minutes.

4. Reports of officers and committees.

5. Election of directors.

6. Unfinished business.

7. New business.

8. Adjournment.

Section 7. Proper Business at Annual Meetings:

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 2 of Article III of these By-Laws), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, must be a stockholder of the Corporation of record at the time of the delivery of said notice and must be entitled to vote at the meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year’s annual meeting; (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the stockholder proposing such business and any stockholder associated person (as defined below) on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iv) any material interest including, but not limited to, any direct or indirect financial interest, of the stockholder and any stockholder associated person in such business, (v) any agreement(s) that the stockholder has with any other person in connection with such proposed business, (vi) a description of any derivative positions, hedged positions, synthetic of temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the stockholder and any stockholder associated person or to which the stockholder and any stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. The chairman of an annual meeting shall determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with these provisions, and if he should determine that business was not properly brought before the meeting, any such business shall not be transacted.

(b) Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c) For purposes of this Section 7, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

(d) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this section.

(e) Notwithstanding the foregoing provisions of this Section 7, with respect to any matter proposed to be presented by a stockholder in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act, (i) the notice required by this Section 7 shall be considered timely if delivered within the time period specified in Rule 14a-8(e) under the Exchange Act, and (ii) the stockholder proposing to have such matter presented at the meeting shall provide the information required by paragraph (a) of this Section 7.

ARTICLE III. DIRECTOR

Section 1. Number, Election and Terms:

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the 1984 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the initial term of office of the first class to expire at the 1985 annual meeting of stockholders, the initial term of office of the second class to expire at the 1986 annual meeting of stockholders and the initial term of office of the third class to expire at the 1987 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed the class of directors whose term expires at that meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election, with each member of each class to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. Directors need not be stockholders.

Except as provided in Section 4 of this Article III, each director to be elected by stockholders at a meeting for the election of directors at which a quorum is present shall be elected by a majority of the votes cast with respect to the director, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 2 of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is seven days preceding the date that the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this Section 1, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Governance and Nominating Committee of the Board of Directors has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision.

Section 2. Nomination Procedures:

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of stockholders called by the Board of Directors for the election of directors by (i) the Board of Directors of the Corporation or the governance and nominating committee of the Board of Directors or (ii) any stockholder of the Corporation entitled to vote for the election of directors at such meeting if the nomination by such stockholder is made in accordance with the procedures established by this Section 2 of Article III. Such nomination, other than those made by the Board of Directors or the governance and nominating committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation by a stockholder of the Corporation of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely with respect to an annual meeting, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth or include, as the case may be, (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the class and number of shares of the Corporation which are beneficially owned by the person or persons, (iii) a description of all arrangements, understandings or relationships (including compensation and financial transactions) between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or with whom the stockholder is affiliated, associated or otherwise acting in concert or as a group, (iv) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, (v) a notarized affidavit executed by such person to the effect that, if elected as a member of the Board of Directors of the Corporation, he or she will serve and that he or she is eligible for election as a member of the Board of Directors, and that, if he or she will be named in the Corporation’s proxy statement as a nominee, that such person consents to being named in the proxy statement as a nominee, (vi) a completed independence questionnaire regarding the potential nominee, which may be obtained from the Secretary of the Corporation, (vii) a description of any voting commitments and/or any other arrangements or obligations by which the person is or will be bound as a director, and (viii) any other information relating to the person that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of Directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, and (b) as to the stockholder giving the notice (i) the name and address of record of the stockholder and its principals (as hereinafter defined) and any stockholder associated person (as defined below), on whose behalf the nomination is made, and the name and address of record of any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in such stockholder or stockholder associated person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the stockholder during the prior 10 years, (iv) a list of all litigation filed against the stockholder and/or the principals of the stockholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of any derivative positions, hedged positions, synthetic of temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the stockholder and any stockholder associated person or to which the stockholder and any stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vii) if the stockholder is an individual, all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, and (viii) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. A “principal” of a stockholder shall be the chief executive officer (or the equivalent) of the stockholder and any individual who owns 10% or more, directly or indirectly, of any class of securities or interests in the stockholder and is employed by the stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The chairman of the meeting shall determine and declare to the meeting whether or not a nomination was made in accordance with the foregoing procedures, and if he should determine that a nomination was not properly brought before the meeting, the defective nomination shall be disregarded.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the first paragraph of this Section 2(a) shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be presented for election, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c) For purposes of this Section 2, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

(d) Nothing in this Section 2 shall be deemed to affect any rights of holders of any series of the Corporation’s preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(e) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

Section 3. Resignations:

Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall specify whether it will be effective at a particular time, upon receipt by the Chief Executive Officer or the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

Section 4. Newly Created Directorships, Vacancies and Removal:

Subject to the rights of the holders of any series of Preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, or if all of the directors shall have been removed, by a majority vote of the stockholders, and directors so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

If the office of any member of a committee or other officer becomes vacant, the directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors.

If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, these provisions shall not apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set out in the Certificate of Designations, Preferences & Rights for such shares.

Section 5. Powers:

The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 6. Election of Committee Members:

At each regular annual meeting of the Board of Directors, the directors may, by resolution or resolutions passed by a majority of the whole Board, designate directors to serve as members of the compensation committee, the audit committee and the governance and nominating committee until the next regular meeting of the Board of Directors and until their successors are duly designated. At any regular or special meeting of the Board of Directors, the directors may elect additional advisors for these committees. Such advisors may or may not be members of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or for the period of time designated by the Board. The Board of Directors may from time to time provide for such other committees as may be deemed necessary and assign to such committees such authority and duties as are appropriate and allowed by Delaware law.

Section 7. Meetings:

The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board of Directors may be called by the Chief Executive Officer at any time or by the Secretary on the written request of any two directors upon at least twelve hours personal notice to each director. For purposes of this paragraph, personal notice shall be deemed given if telephonic notice is given to the business office of a director during normal business hours (8:00 a.m. to 5:00 p.m.) in the respective time zone in which the director’s office is located. Such special meetings shall be held at such place or places as may be determined by the Chief Executive Officer or the directors calling the meeting, and shall be stated in the notice of the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Quorum:

A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 9. Compensation:

Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses of attendance at meetings and other benefits and payments may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Section 10. Action without Meeting:

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, all of the members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 11. Amendment, Repeal, etc.:

Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article III.